February 2023

Preliminary Terms No. 7,924

Registration Statement Nos. 333-250103; 333-250103-01

Dated February 6, 2023

Filed pursuant to Rule 433

Morgan Stanley Finance LLC

Structured Investments

Opportunities in U.S. Equities and Commodities

Contingent Income Auto-Callable Securities due August 12, 2026, with 3-Month Initial Non-Call Period

All Payments on the Securities Based on the Worst Performing of the Common Stock of Amazon.com, Inc., the Common Stock of Microsoft Corporation and the United States Natural Gas Fund, LP

Fully and Unconditionally Guaranteed by Morgan Stanley

Principal at Risk Securities

The securities offered are unsecured obligations of Morgan Stanley Finance LLC (“MSFL”) and are fully and unconditionally guaranteed by Morgan Stanley. The securities have the terms described in the accompanying product supplement and prospectus, as supplemented or modified by this document. The securities do not guarantee the repayment of principal and do not provide for the regular payment of interest. Instead, the securities will pay a contingent monthly coupon but only if the determination closing price of each of the common stock of Amazon.com, Inc., the common stock of Microsoft Corporation and the United States Natural Gas Fund, LP, which we refer to collectively as the underlyings, is at or above 70% of its respective initial price, which we refer to as the respective coupon threshold level, on the related observation date. If, however, the determination closing price of any underlying is less than its respective coupon threshold level on any observation date, we will pay no interest for the related monthly period. In addition, the securities will be automatically redeemed if the determination closing price of each underlying is greater than or equal to its respective initial price on any monthly redemption determination date (beginning approximately three months after the original issue date) for the early redemption payment equal to the sum of the stated principal amount plus the related contingent monthly coupon. At maturity, if the securities have not previously been redeemed and the final price of each underlying is greater than or equal to 50% of its respective initial price, which we refer to as the respective downside threshold level, the payment at maturity will be the stated principal amount and, if the final price of each underlying is also greater than or equal to its respective coupon threshold level, the related contingent monthly coupon. However, if the final price of any underlying is less than its respective downside threshold level, investors will be exposed to the decline in the worst performing underlying on a 1-to-1 basis and will receive a payment at maturity that is less than 50% of the stated principal amount of the securities and could be zero. Accordingly, investors in the securities must be willing to accept the risk of losing their entire initial investment and also the risk of not receiving any contingent monthly coupons throughout the 3.5-year term of the securities. The securities are for investors who are willing to risk their principal and seek an opportunity to earn interest at a potentially above-market rate in exchange for the risk of receiving no monthly interest over the entire 3.5-year term and in exchange for the possibility of an automatic early redemption prior to maturity. Because the payment of contingent monthly coupons is based on the worst performing of the underlyings, the fact that the securities are linked to three underlyings does not provide any asset diversification benefits and instead means that a decline of any underlying below the relevant coupon threshold level will result in no contingent monthly coupons, even if one or both of the other underlyings close at or above the respective coupon threshold levels. Because all payments on the securities are based on the worst performing of the underlyings, a decline beyond the respective coupon threshold level or respective downside threshold level, as applicable, of any underlying will result in no contingent monthly coupon payments or a significant loss of your investment, as applicable, even if one or both of the other underlyings have appreciated or have not declined as much. Investors will not participate in any appreciation of any underlying. The securities are notes issued as part of MSFL’s Series A Global Medium-Term Notes program.

All payments are subject to our credit risk. If we default on our obligations, you could lose some or all of your investment. These securities are not secured obligations and you will not have any security interest in, or otherwise have any access to, any underlying reference asset or assets.

SUMMARY TERMS
Issuer:	Morgan Stanley Finance LLC
Guarantor:	Morgan Stanley
Underlyings:	Amazon.com, Inc. common stock (the “AMZN Stock”), Microsoft Corporation common stock (the “MSFT Stock”) and United States Natural Gas Fund, LP (the “UNG Units”)
Aggregate principal amount:	$
Stated principal amount:	$1,000 per security
Issue price:	$1,000 per security
Pricing date:	February 7, 2023
Original issue date:	February 10, 2023 (3 business days after the pricing date)
Maturity date:	August 12, 2026
Early redemption:

The securities are not subject to early redemption until three months after the original issue date. Following this three month non-call period, if, on any redemption determination date, beginning on May 8, 2023, the determination closing price of each underlying is greater than or equal to its respective initial price, the securities will be automatically redeemed for an early redemption payment on the related early redemption date. No further payments will be made on the securities once they have been redeemed.

The securities will not be redeemed early on any early redemption date if the determination closing price of any underlying is below its respective initial price on the related redemption determination date.

Early redemption payment:	The early redemption payment will be an amount equal to (i) the stated principal amount for each security you hold plus (ii) the contingent monthly coupon with respect to the related observation date.
Determination closing price:

With respect to each underlying, the closing price of such underlying on any redemption determination date or observation date (other than the final observation date) multiplied by the adjustment factor on such determination date or observation date, as applicable

Redemption determination dates:

Beginning after three months, monthly, as set forth under “Observation Dates, Redemption Determination Dates, Coupon Payment Dates and Early Redemption Dates” below, subject to postponement for non-trading days and certain market disruption events.

Early redemption dates:

Starting on May 11, 2023, monthly. See “Observation Dates, Redemption Determination Dates, Coupon Payment Dates and Early Redemption Dates” below. If any such day is not a business day, that early redemption payment, if payable, will be made on the next succeeding business day and no adjustment will be made to any early redemption payment made on that succeeding business day.

Contingent monthly coupon:

A contingent monthly coupon at an annual rate of at least 39.00% (corresponding to at least approximately $32.50 per month per security) will be paid on the securities on each coupon payment date but only if the determination closing price of each underlying is at or above its respective coupon threshold level on the related observation date. The actual contingent monthly coupon rate will be determined on the pricing date.

If, on any observation date, the determination closing price of any underlying is less than its respective coupon threshold level, no contingent monthly coupon will be paid with respect to that observation date. It is possible that one or more underlyings will remain below the respective coupon threshold levels for extended periods of time or even throughout the entire 3.5-year term of the securities so that you will receive few or no contingent monthly coupons.

Payment at maturity:

If the securities are not redeemed prior to maturity, investors will receive a payment at maturity determined as follows:

●If the final price of each underlying is greater than or equal to its respective downside threshold level: (i) the stated principal amount and, if the final price of each underlying is also greater than or equal to its respective coupon threshold level, the contingent monthly coupon with respect to the final observation date

●If the final price of any underlying is less than its respective downside threshold level: (i) the stated principal amount multiplied by (ii) the underlying percent change of the worst performing underlying

Under these circumstances, the payment at maturity will be significantly less than the stated principal amount of $1,000, and will represent a loss of more than 50%, and possibly all, of your investment.

Terms continued on the following page
Agent:	Morgan Stanley & Co. LLC (“MS & Co.”), an affiliate of MSFL and a wholly owned subsidiary of Morgan Stanley. See “Supplemental information regarding plan of distribution; conflicts of interest.”
Estimated value on the pricing date:	Approximately $911.90 per security, or within $30.00 of that estimate. See “Investment Summary” beginning on page 3.
Commissions and issue price:	Price to public(1)	Agent’s commissions and fees(2)	Proceeds to us(3)
Per security	$1,000	$	$
Total	$	$	$

(1)The securities will be sold only to investors purchasing the securities in fee-based advisory accounts.

(2)MS & Co. expects to sell all of the securities that it purchases from us to an unaffiliated dealer at a price of $ per security, for further sale to certain fee-based advisory accounts at the price to public of $1,000 per security. MS & Co. will not receive a sales commission with respect to the securities. See “Supplemental information regarding plan of distribution; conflicts of interest.” For additional information, see “Plan of Distribution (Conflicts of Interest)” in the accompanying product supplement.

(3)See “Use of proceeds and hedging” on page 34.

The securities involve risks not associated with an investment in ordinary debt securities. See “Risk Factors” beginning on page 12.

The Securities and Exchange Commission and state securities regulators have not approved or disapproved these securities, or determined if this document or the accompanying product supplement and prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The securities are not deposits or savings accounts and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency or instrumentality, nor are they obligations of, or guaranteed by, a bank.

You should read this document together with the related product supplement and prospectus, each of which can be accessed via the hyperlinks below. Please also see “Additional Terms of the Securities” and “Additional Information About the Securities” at the end of this document.

As used in this document, “we,” “us” and “our” refer to Morgan Stanley or MSFL, or Morgan Stanley and MSFL collectively, as the context requires.

Product Supplement for Auto-Callable Securities dated November 16, 2020  Prospectus dated November 16, 2020

Morgan Stanley Finance LLC

Contingent Income Auto-Callable Securities due August 12, 2026, with 3-Month Initial Non-Call Period

All Payments on the Securities Based on the Worst Performing of the Common Stock of Amazon.com, Inc., the Common Stock of Microsoft Corporation and the United States Natural Gas Fund, LP

Principal at Risk Securities

Terms continued from previous page:
Initial price:

With respect to the AMZN Stock, $ , which is its closing price on the pricing date

With respect to the MSFT Stock, $ , which is its closing price on the pricing date

With respect to the UNG Units, $ , which is its closing price on the pricing date

Downside threshold level:

With respect to the AMZN Stock, $ , which is equal to 50% of its initial price

With respect to the MSFT Stock, $ , which is equal to 50% of its initial price

With respect to the UNG Units, $ , which is equal to 50% of the initial price

Coupon threshold level:

With respect to the AMZN Stock, $ , which is equal to 70% of its initial price

With respect to the MSFT Stock, $ , which is equal to 70% of its initial price

With respect to the UNG Units, $ , which is equal to 70% of the initial price

Coupon payment dates:

Monthly, as set forth under “Observation Dates, Redemption Determination Dates, Coupon Payment Dates and Early Redemption Dates” below. If any such day is not a business day, that coupon payment will be made on the next succeeding business day and no adjustment will be made to any coupon payment made on that succeeding business day. The contingent monthly coupon, if any, with respect to the final observation date shall be paid on the maturity date.

Observation dates:

Monthly, as set forth under “Observation Dates, Redemption Determination Dates, Coupon Payment Dates and Early Redemption Dates” below, subject, independently in the case of each underlying, to postponement for non-trading days and certain market disruption events. We also refer to August 7, 2026 as the final observation date.

Final price:	With respect to each underlying, the closing price of such underlying on the final observation date multiplied by the adjustment factor on such date
Adjustment factor:	With respect to each underlying, 1.0, subject to adjustment in the event of certain events affecting such underlying
Worst performing underlying:	The underlying with the largest percentage decrease from the respective initial price to the respective final price
Underlying performance factor:	With respect to each underlying, the final price divided by the initial price
CUSIP / ISIN:	61774TYR7 / US61774TYR75
Listing:	The securities will not be listed on any securities exchange.

Observation Dates, Redemption Determination Dates, Coupon Payment Dates and Early Redemption Dates

Observation Dates / Redemption Determination Dates	Coupon Payment Dates / Early Redemption Dates
March 7, 2023*	March 10, 2023*
April 10, 2023*	April 13, 2023*
May 8, 2023	May 11, 2023
June 7, 2023	June 12, 2023
July 7, 2023	July 12, 2023
August 7, 2023	August 10, 2023
September 7, 2023	September 12, 2023
October 9, 2023	October 12, 2023
November 7, 2023	November 10, 2023
December 7, 2023	December 12, 2023
January 8, 2024	January 11, 2024
February 7, 2024	February 12, 2024
March 7, 2024	March 12, 2024
April 8, 2024	April 11, 2024
May 7, 2024	May 10, 2024
June 7, 2024	June 12, 2024
July 8, 2024	July 11, 2024
August 7, 2024	August 12, 2024
September 9, 2024	September 12, 2024
October 7, 2024	October 10, 2024
November 7, 2024	November 13, 2024
December 9, 2024	December 12, 2024
January 7, 2025	January 10, 2025
February 7, 2025	February 12, 2025
March 7, 2025	March 12, 2025
April 7, 2025	April 10, 2025
May 7, 2025	May 12, 2025
June 9, 2025	June 12, 2025
July 7, 2025	July 10, 2025
August 7, 2025	August 12, 2025
September 8, 2025	September 11, 2025
October 7, 2025	October 10, 2025
November 7, 2025	November 13, 2025
December 8, 2025	December 11, 2025
January 7, 2026	January 12, 2026
February 9, 2026	February 12, 2026
March 9, 2026	March 12, 2026
April 7, 2026	April 10, 2026
May 7, 2026	May 12, 2026
June 8, 2026	June 11, 2026
July 7, 2026	July 10, 2026
August 7, 2026 (final observation date)	August 12, 2026 (maturity date)

* The securities are not subject to automatic early redemption until the third coupon payment date, which is May 11, 2023.

February 2023 Page 2

Morgan Stanley Finance LLC

Contingent Income Auto-Callable Securities due August 12, 2026, with 3-Month Initial Non-Call Period

All Payments on the Securities Based on the Worst Performing of the Common Stock of Amazon.com, Inc., the Common Stock of Microsoft Corporation and the United States Natural Gas Fund, LP

Principal at Risk Securities

Investment Summary

Contingent Income Auto-Callable Securities

Principal at Risk Securities

Contingent Income Auto-Callable Securities due August 12, 2026, with 3-Month Initial Non-Call Period All Payments on the Securities Based on the Worst Performing of the Common Stock of Amazon.com, Inc., the Common Stock of Microsoft Corporation and the United States Natural Gas Fund, LP (the “securities”) do not provide for the regular payment of interest. Instead, the securities will pay a contingent monthly coupon at an annual rate of at least 39.00% but only if the determination closing price of each underlying is at or above 70% of its respective initial price, which we refer to as the respective coupon threshold level, on the related observation date. The actual contingent monthly coupon rate will be determined on the pricing date. If the determination closing price of any underlying is less than its respective coupon threshold level on any observation date, we will pay no coupon for the related monthly period. It is possible that the determination closing price of one or more underlyings will remain below the respective coupon threshold levels for extended periods of time or even throughout the entire 3.5-year term of the securities so that you will receive few or no contingent monthly coupons during the entire term of the securities. We refer to these coupons as contingent, because there is no guarantee that you will receive a coupon payment on any coupon payment date. Even if all of the underlyings were to be at or above the respective coupon threshold levels on some monthly observation dates, one or more underlyings may fluctuate below the respective coupon threshold level(s) on others. In addition, if the securities have not been automatically called prior to maturity and the final price of any underlying is less than its respective downside threshold level, investors will be exposed to the decline in the worst performing underlying on a 1-to-1 basis, and will receive a payment at maturity that is less than 50% of the stated principal amount of the securities and could be zero. Accordingly, investors in the securities must be willing to accept the risk of losing their entire initial investment and also the risk of not receiving any contingent monthly payments throughout the entire 3.5-year term of the securities.

Maturity:	Approximately 3.5 years
Contingent monthly coupon:

A contingent monthly coupon at an annual rate of at least 39.00% (corresponding to at least approximately $32.50 per month per security) will be paid on the securities on each coupon payment date but only if the determination closing price of each underlying is at or above its respective coupon threshold level on the related observation date. The actual contingent monthly coupon rate will be determined on the pricing date.

If on any observation date, the determination closing price of any underlying is less than its respective coupon threshold level, we will pay no coupon for the applicable monthly period.

Automatic early redemption monthly (beginning after three months):

Starting on May 8, 2023 (approximately three months after the original issue date), if the determination closing price of each underlying is greater than or equal to its respective initial price on any monthly redemption determination date, the securities will be automatically redeemed for an early redemption payment equal to the stated principal amount plus the contingent monthly coupon with respect to the related observation date.

Payment at maturity:

If the securities have not previously been redeemed and the final price of each underlying is greater than or equal to its respective downside threshold level, the payment at maturity will be the stated principal amount, and, if the final price of each underlying is also greater than or equal to its respective coupon threshold level, the related contingent monthly coupon.

If the final price of any underlying is less than its respective downside threshold level, investors will receive a payment at maturity based on the decline in the worst performing underlying over the term of the securities. Under these circumstances, the payment at maturity will be less than 50% of the stated principal amount of the securities and could be zero. Accordingly, investors in the securities must be willing to accept the risk of losing their entire initial investment.

February 2023 Page 3

Morgan Stanley Finance LLC

Contingent Income Auto-Callable Securities due August 12, 2026, with 3-Month Initial Non-Call Period

All Payments on the Securities Based on the Worst Performing of the Common Stock of Amazon.com, Inc., the Common Stock of Microsoft Corporation and the United States Natural Gas Fund, LP

Principal at Risk Securities

The original issue price of each security is $1,000. This price includes costs associated with issuing, selling, structuring and hedging the securities, which are borne by you, and, consequently, the estimated value of the securities on the pricing date will be less than $1,000. We estimate that the value of each security on the pricing date will be approximately $911.90, or within $30.00 of that estimate. Our estimate of the value of the securities as determined on the pricing date will be set forth in the final pricing supplement.

What goes into the estimated value on the pricing date?

In valuing the securities on the pricing date, we take into account that the securities comprise both a debt component and a performance-based component linked to the underlyings. The estimated value of the securities is determined using our own pricing and valuation models, market inputs and assumptions relating to the underlyings, instruments based on the underlyings, volatility and other factors including current and expected interest rates, as well as an interest rate related to our secondary market credit spread, which is the implied interest rate at which our conventional fixed rate debt trades in the secondary market.

What determines the economic terms of the securities?

In determining the economic terms of the securities, including the contingent monthly coupon rate, the coupon threshold levels and the downside threshold levels, we use an internal funding rate, which is likely to be lower than our secondary market credit spreads and therefore advantageous to us. If the issuing, selling, structuring and hedging costs borne by you were lower or if the internal funding rate were higher, one or more terms of the securities would be more favorable to you.

What is the relationship between the estimated value on the pricing date and the secondary market price of the securities?

The price at which MS & Co. purchases the securities in the secondary market, absent changes in market conditions, including those related to the underlyings, may vary from, and be lower than, the estimated value on the pricing date, because the secondary market price takes into account our secondary market credit spread as well as the bid-offer spread that MS & Co. would charge in a secondary market transaction of this type and other factors. However, because the costs associated with issuing, selling, structuring and hedging the securities are not fully deducted upon issuance, for a period of up to 6 months following the issue date, to the extent that MS & Co. may buy or sell the securities in the secondary market, absent changes in market conditions, including those related to the underlyings, and to our secondary market credit spreads, it would do so based on values higher than the estimated value. We expect that those higher values will also be reflected in your brokerage account statements.

MS & Co. may, but is not obligated to, make a market in the securities, and, if it once chooses to make a market, may cease doing so at any time.

February 2023 Page 4

Morgan Stanley Finance LLC

Contingent Income Auto-Callable Securities due August 12, 2026, with 3-Month Initial Non-Call Period

All Payments on the Securities Based on the Worst Performing of the Common Stock of Amazon.com, Inc., the Common Stock of Microsoft Corporation and the United States Natural Gas Fund, LP

Principal at Risk Securities

Key Investment Rationale

The securities do not provide for the regular payment of interest. Instead, the securities will pay a contingent monthly coupon but only if the determination closing price of each underlying is at or above its respective coupon threshold level on the related observation date. The securities have been designed for investors who are willing to forgo market floating interest rates and risk the loss of principal and accept the risk of receiving few or no coupon payments for the entire 3.5-year term of the securities in exchange for an opportunity to earn interest at a potentially above-market rate if all of the underlyings close at or above the respective coupon threshold levels on each monthly observation date, unless the securities are redeemed early. The following scenarios are for illustration purposes only to demonstrate how the coupon and the payment at maturity (if the securities have not previously been redeemed) are calculated, and do not attempt to demonstrate every situation that may occur. Accordingly, the securities may or may not be redeemed, the contingent coupon may be payable in none of, or some but not all of, the monthly periods during the 3.5-year term of the securities, and the payment at maturity may be less than 50% of the stated principal amount of the securities and may be zero.

Scenario 1: The securities are redeemed prior to maturity

This scenario assumes that, prior to early redemption, all of the underlyings close at or above the respective coupon threshold levels on some monthly observation dates, but one or more underlyings close below the respective coupon threshold level(s) on the others. Investors receive the contingent monthly coupon for the monthly periods for which the determination closing prices of all of the underlyings are at or above the respective coupon threshold levels on the related observation date, but not for the monthly periods for which the determination closing prices of one or more underlyings are below the respective coupon threshold level(s) on the related observation date.

Beginning after three months, when all of the underlyings close at or above the respective initial prices on a monthly redemption determination date, the securities will be automatically redeemed for the stated principal amount plus the contingent monthly coupon with respect to the related observation date.

Scenario 2: The securities are not redeemed prior to maturity, and investors receive principal back at maturity

This scenario assumes that all of the underlyings close at or above the respective coupon threshold levels on some monthly observation dates, but one or more underlyings close below the respective coupon threshold level(s) on the others, and at least one of the underlyings closes below its initial price on every monthly redemption determination date. Consequently, the securities are not redeemed early, and investors receive the contingent monthly coupon for the monthly periods for which the determination closing prices of all of the underlyings are at or above the respective coupon threshold levels on the related observation date, but not for the monthly periods for which the determination closing prices of one or more underlyings are below the respective coupon threshold level(s) on the related observation date.

On the final observation date, all of the underlyings close at or above the respective downside threshold levels. At maturity, investors will receive the stated principal amount and, if the final price of each underlying is also greater than or equal to its respective coupon threshold level, the contingent monthly coupon with respect to the final observation date.

February 2023 Page 5

Morgan Stanley Finance LLC

Contingent Income Auto-Callable Securities due August 12, 2026, with 3-Month Initial Non-Call Period

All Payments on the Securities Based on the Worst Performing of the Common Stock of Amazon.com, Inc., the Common Stock of Microsoft Corporation and the United States Natural Gas Fund, LP

Principal at Risk Securities

Scenario 3: The securities are not redeemed prior to maturity, and investors suffer a substantial loss of principal at maturity

This scenario assumes that all of the underlyings close at or above the respective coupon threshold levels on some monthly observation dates, but one or more underlyings close below the respective coupon threshold level(s) on the others, and at least one of the underlyings closes below its initial prices on every monthly redemption determination date. Consequently, the securities are not redeemed early, and investors receive the contingent monthly coupon for the monthly periods for which the determination closing prices of all of the underlyings are greater than or equal to the respective coupon threshold levels on the related observation date, but not for the monthly periods for which the determination closing prices of one or more underlyings are below the respective coupon threshold level(s) on the related observation date.

On the final observation date, one or more underlyings close below the respective downside threshold level(s). At maturity, investors will receive an amount equal to the stated principal amount multiplied by the underlying performance factor of the worst performing underlying. Under these circumstances, the payment at maturity will be less than 50% of the stated principal amount and could be zero. No coupon will be paid at maturity in this scenario.

February 2023 Page 6

Morgan Stanley Finance LLC

Contingent Income Auto-Callable Securities due August 12, 2026, with 3-Month Initial Non-Call Period

All Payments on the Securities Based on the Worst Performing of the Common Stock of Amazon.com, Inc., the Common Stock of Microsoft Corporation and the United States Natural Gas Fund, LP

Principal at Risk Securities

How the Securities Work

The following diagrams illustrate the potential outcomes for the securities depending on (1) the determination closing prices on each monthly observation date, (2) the determination closing prices on each monthly redemption determination date (beginning after three months) and (3) the final prices. Please see “Hypothetical Examples” below for an illustration of hypothetical payouts on the securities.

Diagram #1: Contingent Monthly Coupons (Beginning on the First Coupon Payment Date until Early Redemption or Maturity)

Diagram #2: Automatic Early Redemption

February 2023 Page 7

Morgan Stanley Finance LLC

Contingent Income Auto-Callable Securities due August 12, 2026, with 3-Month Initial Non-Call Period

All Payments on the Securities Based on the Worst Performing of the Common Stock of Amazon.com, Inc., the Common Stock of Microsoft Corporation and the United States Natural Gas Fund, LP

Principal at Risk Securities

Diagram #3: Payment at Maturity if No Automatic Early Redemption Occurs

For more information about the payout upon an early redemption or at maturity in different hypothetical scenarios, see “Hypothetical Examples” below.

February 2023 Page 8

Morgan Stanley Finance LLC

Contingent Income Auto-Callable Securities due August 12, 2026, with 3-Month Initial Non-Call Period

All Payments on the Securities Based on the Worst Performing of the Common Stock of Amazon.com, Inc., the Common Stock of Microsoft Corporation and the United States Natural Gas Fund, LP

Principal at Risk Securities

Hypothetical Examples

The following hypothetical examples illustrate how to determine whether a contingent monthly coupon is paid with respect to an observation date and how to calculate the payment at maturity, if any, assuming the securities are not redeemed prior to maturity. The following examples are for illustrative purposes only. Whether you receive a contingent monthly coupon will be determined by reference to the determination closing price of each underlying on each monthly observation date, and the amount you will receive at maturity, if any, will be determined by reference to the final price of each underlying on the final observation date. The actual initial price, coupon threshold level and downside threshold level for each underlying will be determined on the pricing date. All payments on the securities, if any, are subject to our credit risk. The below examples are based on the following terms:

Hypothetical Contingent Monthly Coupon:

39.00% per annum (corresponding to approximately $32.50 per month per security)[1]

With respect to each coupon payment date, a contingent monthly coupon is paid but only if the determination closing price of each underlying is at or above its respective coupon threshold level on the related observation date.

Payment at Maturity (if the securities are not redeemed prior to maturity):

If the final price of each underlying is greater than or equal to its respective downside threshold level: the stated principal amount, and, if the final price of each underlying is also greater than or equal to its respective coupon threshold level, the contingent monthly coupon with respect to the final observation date

If the final price of any underlying is less than its respective downside threshold level: (i) the stated principal amount multiplied by (ii) the underlying performance factor of the worst performing underlying

Stated Principal Amount:	$1,000
Hypothetical Initial Price:	With respect to the AMZN Stock: $100.00 With respect to the MSFT Stock: $250.00 With respect to the UNG Units: $15.00
Hypothetical Coupon Threshold Level:

With respect to the AMZN Stock: $70.00, which is 70% of its hypothetical initial price

With respect to the MSFT Stock: $175.00, which is 70% of its hypothetical initial price

With respect to the UNG Units: $10.50, which is 70% of the hypothetical initial price

Hypothetical Downside Threshold Level:

With respect to the AMZN Stock: $50.00, which is 50% of its hypothetical initial price

With respect to the MSFT Stock: $125.00, which is 50% of its hypothetical initial price

With respect to the UNG Units: $7.50, which is 50% of the hypothetical initial price

1 The actual contingent monthly coupon will be an amount determined by the calculation agent based on the actual contingent monthly coupon rate and the number of days in the applicable payment period, calculated on a 30/360 day-count basis. The hypothetical contingent monthly coupon of $32.50 is used in these examples for ease of analysis.

How to determine whether a contingent monthly coupon is payable with respect to an observation date:

	Determination Closing Price			Hypothetical Contingent Monthly Coupon
	AMZN Stock	MSFT Stock	UNG Units
Hypothetical Observation Date 1	$80.00 (at or above its coupon threshold level)	$270.00 (at or above its coupon threshold level)	$16.00 (at or above the coupon threshold level)	$32.50
Hypothetical Observation Date 2	$60.00 (below its coupon threshold level)	$300.00 (at or above its coupon threshold level)	$24.00 (at or above the coupon threshold level)	$0
Hypothetical Observation Date 3	$75.00 (at or above its coupon threshold level)	$160.00 (below its coupon threshold level)	$9.00 (below the coupon threshold level)	$0
Hypothetical Observation Date 4	$68.00 (below its coupon threshold level)	$145.00 (below its coupon threshold level)	$6.00 (below the coupon threshold level)	$0

On hypothetical observation date 1, each of the underlyings closes at or above its respective coupon threshold level. Therefore, a hypothetical contingent monthly coupon of $32.50 is paid on the relevant coupon payment date.

February 2023 Page 9

Morgan Stanley Finance LLC

Contingent Income Auto-Callable Securities due August 12, 2026, with 3-Month Initial Non-Call Period

All Payments on the Securities Based on the Worst Performing of the Common Stock of Amazon.com, Inc., the Common Stock of Microsoft Corporation and the United States Natural Gas Fund, LP

Principal at Risk Securities

On each of hypothetical observation dates 2 and 3, at least one underlying closes at or above its respective coupon threshold level, but one or more of the other underlyings close below the respective coupon threshold level(s). Therefore, no contingent monthly coupon is paid on the relevant coupon payment date.

On hypothetical observation date 4, each of the underlyings closes below its respective coupon threshold level, and accordingly no contingent monthly coupon is paid on the relevant coupon payment date.

You will not receive a contingent monthly coupon on any coupon payment date if the determination closing price of any underlying is below its respective coupon threshold level on the related observation date.

How to calculate the payment at maturity (if the securities have not been automatically redeemed):

Beginning after three months, if the final price of each underlying is greater than or equal to its initial price on any monthly redemption determination date, the securities will be automatically redeemed for an early redemption payment equal to the stated principal amount for each security plus the contingent monthly coupon with respect to the related observation date. In the following examples, one or more underlyings close below the respective initial price(s) on each redemption determination date, and, consequently, the securities are not automatically redeemed prior to, and remain outstanding until, maturity.

	Final price		Payment at Maturity
	AMZN Stock	MSFT Stock	UNG Units
Example 1:	$30.00 (below its downside threshold level)	$100.00 (below its downside threshold level)	$12.00 (at or above the downside threshold level)	$1,000 x underlying performance factor of the worst performing underlying = $1,000 x ($30.00 / $100.00) = $300.00
Example 2:	$80.00 (at or above its downside threshold level)	$155.00 (at or above its downside threshold level)	$6.00 (below the downside threshold level)	$1,000 x underlying performance factor of the worst performing underlying = $1,000 x ($6.00 / $15.00) = $400.00
Example 3:	$35.00 (below its downside threshold level)	$50.00 (below its downside threshold level)	$3.75 (below the downside threshold level)	$1,000 x ($50.00 / $250.00) = $200.00
Example 4:	$35.00 (below its downside threshold level)	$75.00 (below its downside threshold level)	$3.00 (below the downside threshold level)	$1,000 x ($3.00 / $15.00) = $200.00
Example 5:	$114.00 (at or above its downside threshold level and its coupon threshold level)	$180.00 (at or above its downside threshold level and its coupon threshold level)	$15.00 (at or above the downside threshold level and the coupon threshold level)

The stated principal amount + the contingent monthly coupon with respect to the final observation date.

For more information, please see above under “How to determine whether a contingent monthly coupon is payable with respect to an observation date

In examples 1 and 2, the final price(s) of one or two of the underlyings are at or above the respective downside threshold level(s), but the final price(s) of one or both of the other underlyings are below the respective downside threshold level(s). Therefore, investors are exposed to the downside performance of the worst performing underlying at maturity and receive at maturity an amount equal to the stated principal amount multiplied by the underlying performance factor of the worst performing underlying. Moreover, investors do not receive any contingent monthly coupon for the final monthly period.

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Morgan Stanley Finance LLC

Contingent Income Auto-Callable Securities due August 12, 2026, with 3-Month Initial Non-Call Period

All Payments on the Securities Based on the Worst Performing of the Common Stock of Amazon.com, Inc., the Common Stock of Microsoft Corporation and the United States Natural Gas Fund, LP

Principal at Risk Securities

Similarly, in examples 3 and 4, the final prices of all of the underlyings are below the respective downside threshold levels, and investors receive at maturity an amount equal to the stated principal amount multiplied by the underlying performance factor of the worst performing underlying. In example 3, the AMZN Stock has declined 65% from its initial price to its final price, the MSFT Stock has declined 80% from its initial price to its final price and the UNG Units have declined 75% from the initial price to the final price. Therefore, the payment at maturity equals the stated principal amount multiplied by the underlying performance factor of the MSFT Stock, which represents the worst performing underlying in this example. In example 4, the AMZN Stock has declined 65% from its initial price to its final price, the MSFT Stock has declined 70% from its initial price to its final price and the UNG Units have declined 80% from the initial price to the final price. Therefore, the payment at maturity equals the stated principal amount multiplied by the underlying performance factor of the UNG Units, which represent the worst performing underlying in this example. Moreover, investors do not receive the contingent monthly coupon for the final monthly period.

In example 5, the final price of each underlying is at or above its respective downside threshold level and coupon threshold level. Therefore, investors receive at maturity the stated principal amount of the securities plus the contingent monthly coupon with respect to the final observation date. However, investors do not participate in any appreciation of any of the underlyings.

If the securities are not redeemed prior to maturity and the final price of ANY underlying is below its respective downside threshold level, you will be exposed to the downside performance of the worst performing underlying at maturity, and your payment at maturity will be less than 50% of the stated principal amount per security and could be zero.

February 2023 Page 11

Morgan Stanley Finance LLC

Contingent Income Auto-Callable Securities due August 12, 2026, with 3-Month Initial Non-Call Period

All Payments on the Securities Based on the Worst Performing of the Common Stock of Amazon.com, Inc., the Common Stock of Microsoft Corporation and the United States Natural Gas Fund, LP

Principal at Risk Securities

Risk Factors

This section describes the material risks relating to the securities. For further discussion of these and other risks, you should read the section entitled “Risk Factors” in the accompanying product supplement and prospectus. You should also consult with your investment, legal, tax, accounting and other advisers in connection with your investment in the securities.

Risks Relating to an Investment in the Securities

￭The securities do not guarantee the return of any principal. The terms of the securities differ from those of ordinary debt securities in that they do not guarantee the return of any of the principal amount at maturity. If the securities have not been automatically redeemed prior to maturity and if the final price of any underlying is less than its respective downside threshold level of 50% of the initial price, you will be exposed to the decline in the closing price of the worst performing underlying, as compared to its initial price, on a 1-to-1 basis, and you will receive for each security that you hold at maturity an amount equal to the stated principal amount multiplied by the underlying performance factor of the worst performing underlying. In this case, the payment at maturity will be less than 50% of the stated principal amount and could be zero. You could lose up to your entire investment in the securities.

￭The securities do not provide for the regular payment of interest and may pay no interest over the entire term of the securities. The terms of the securities differ from those of ordinary debt securities in that they do not provide for the regular payment of interest. Instead, the securities will pay a contingent monthly coupon but only if the determination closing price of each underlying is at or above 70% of its respective initial price, which we refer to as the respective coupon threshold level, on the related observation date. If, on the other hand, the determination closing price of any underlying is less than its respective coupon threshold level on the relevant observation date for any interest period, we will pay no coupon on the applicable coupon payment date. It is possible that the determination closing price(s) of one or more underlyings could remain below the respective coupon threshold level(s) for extended periods of time or even throughout the entire 3.5-year term of the securities so that you will receive few or no contingent monthly coupons. If you do not earn sufficient contingent coupons over the term of the securities, the overall return on the securities may be less than the amount that would be paid on a conventional debt security of ours of comparable maturity.

￭The contingent coupon, if any, is based only on the determination closing prices of the underlyings on the related monthly observation date at the end of the related interest period. Whether the contingent coupon will be paid on any coupon payment date will be determined at the end of the relevant interest period based on the determination closing price of each underlying on the relevant monthly observation date. As a result, you will not know whether you will receive the contingent coupon on any coupon payment date until near the end of the relevant interest period. Moreover, because the contingent coupon is based solely on the price of each underlying on monthly observation dates, if the determination closing price of any underlying on any observation date is below the respective coupon threshold level, you will receive no coupon for the related interest period, even if the price(s) of one or more of the underlyings were higher on other days during that interest period.

￭Investors will not participate in any appreciation in the price of any underlying. Investors will not participate in any appreciation in the price of any underlying from its initial price, and the return on the securities will be limited to the contingent monthly coupon, if any, that is paid with respect to each observation date on which all determination closing prices are greater than or equal to the respective coupon threshold levels, if any.

￭The market price will be influenced by many unpredictable factors. Several factors, many of which are beyond our control, will influence the value of the securities in the secondary market and the price at which MS & Co. may be willing to purchase or sell the securities in the secondary market. We expect that generally the level of interest rates available in the market and the prices of the underlyings on any day, including in relation to the respective coupon threshold levels and downside threshold levels, will affect the value of the securities more than any other factors. Other factors that may influence the value of the securities include:

othe trading price and volatility (frequency and magnitude of changes in value) of the underlyings,

owhether the determination closing price of any underlying has been below its respective coupon threshold level on any observation date,

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Morgan Stanley Finance LLC

Contingent Income Auto-Callable Securities due August 12, 2026, with 3-Month Initial Non-Call Period

All Payments on the Securities Based on the Worst Performing of the Common Stock of Amazon.com, Inc., the Common Stock of Microsoft Corporation and the United States Natural Gas Fund, LP

Principal at Risk Securities

odividend rates on the AMZN Stock and MSFT Stock,

ogeopolitical conditions and economic, financial, political, regulatory or judicial events that affect the underlyings and which may affect the prices of the underlyings,

othe time remaining until the securities mature,

ointerest and yield rates in the market,

othe availability of comparable instruments,

othe occurrence of certain events affecting the underlyings that may or may not require an adjustment to the adjustment factor, and oany actual or anticipated changes in our credit ratings or credit spreads.

Generally, the longer the time remaining to maturity, the more the market price of the securities will be affected by the other factors described above. Some or all of these factors will influence the price that you will receive if you sell your securities prior to maturity. For example, you may have to sell your securities at a substantial discount from the stated principal amount of $1,000 per security if the price of any underlying at the time of sale is near or below its respective coupon threshold level, and especially if the price of any underlying at the time of sale is near or below its respective downside threshold level, or if market interest rates rise.

The prices of the underlyings may be, and have recently been, volatile, and we can give you no assurance that the volatility will lessen. The price of one or more of the underlyings may decrease and close below the respective coupon threshold level(s) on each observation date so that you will receive no return on your investment, and the price of one or more underlyings may decrease and close below the respective downside threshold level on the final observation date so that you receive a payment at maturity that is less than 50% of the stated principal amount. There can be no assurance that the determination closing prices of all of the underlyings will be at or above the respective coupon threshold levels on any observation date so that you will receive a coupon payment on the securities for the applicable interest period, or, with respect to the final observation date, that the closing prices of all of the underlyings will be at or above the respective downside threshold levels so that you do not suffer a significant loss on your initial investment in the securities. See “Amazon.com, Inc. Overview,” “Microsoft Corporation Overview” and “United States Natural Gas Fund, LP Overview” below.

￭The securities are subject to our credit risk, and any actual or anticipated changes to our credit ratings or credit spreads may adversely affect the market value of the securities. You are dependent on our ability to pay all amounts due on the securities on each coupon payment date, upon automatic redemption and at maturity and therefore you are subject to our credit risk. The securities are not guaranteed by any other entity. If we default on our obligations under the securities, your investment would be at risk and you could lose some or all of your investment. As a result, the market value of the securities prior to maturity will be affected by changes in the market’s view of our creditworthiness. Any actual or anticipated decline in our credit ratings or increase in the credit spreads charged by the market for taking our credit risk is likely to adversely affect the market value of the securities.

￭As a finance subsidiary, MSFL has no independent operations and will have no independent assets. As a finance subsidiary, MSFL has no independent operations beyond the issuance and administration of its securities and will have no independent assets available for distributions to holders of MSFL securities if they make claims in respect of such securities in a bankruptcy, resolution or similar proceeding. Accordingly, any recoveries by such holders will be limited to those available under the related guarantee by Morgan Stanley and that guarantee will rank pari passu with all other unsecured, unsubordinated obligations of Morgan Stanley. Holders will have recourse only to a single claim against Morgan Stanley and its assets under the guarantee. Holders of securities issued by MSFL should accordingly assume that in any such proceedings they would not have any priority over and should be treated pari passu with the claims of other unsecured, unsubordinated creditors of Morgan Stanley, including holders of Morgan Stanley-issued securities.

￭Reinvestment risk. The term of your investment in the securities may be shortened due to the automatic early redemption feature of the securities. If the securities are redeemed prior to maturity, you will receive no more contingent monthly coupons and may be forced to invest in a lower interest rate environment and may not be able to reinvest at comparable terms or

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Morgan Stanley Finance LLC

Contingent Income Auto-Callable Securities due August 12, 2026, with 3-Month Initial Non-Call Period

All Payments on the Securities Based on the Worst Performing of the Common Stock of Amazon.com, Inc., the Common Stock of Microsoft Corporation and the United States Natural Gas Fund, LP

Principal at Risk Securities

returns. However, under no circumstances will the securities be redeemed in the first three months of the term of the securities.

￭Investing in the securities is not equivalent to investing in any of the underlyings. Investors in the securities will not participate in any appreciation in the underlyings, and will not have voting rights or rights to receive dividends or other distributions or any other rights with respect to the underlyings. As a result, any return on the securities will not reflect the return you would realize if you actually owned shares of the AMZN Stock or the MSFT Stock and received the dividends paid or distributions made on them. Similarly, an investment in the securities does not constitute an investment in commodity futures contracts, options on futures contracts or a collective investment vehicle that trades in these futures contracts.

￭The securities will not be listed on any securities exchange and secondary trading may be limited, and accordingly, you should be willing to hold your securities for the entire 3.5-year term of the securities. The securities will not be listed on any securities exchange. Therefore, there may be little or no secondary market for the securities. MS & Co. may, but is not obligated to, make a market in the securities and, if it once chooses to make a market, may cease doing so at any time. When it does make a market, it will generally do so for transactions of routine secondary market size at prices based on its estimate of the current value of the securities, taking into account its bid/offer spread, our credit spreads, market volatility, the notional size of the proposed sale, the cost of unwinding any related hedging positions, the time remaining to maturity and the likelihood that it will be able to resell the securities. Even if there is a secondary market, it may not provide enough liquidity to allow you to trade or sell the securities easily. Since other broker-dealers may not participate significantly in the secondary market for the securities, the price at which you may be able to trade your securities is likely to depend on the price, if any, at which MS & Co. is willing to transact. If, at any time, MS & Co. were to cease making a market in the securities, it is likely that there would be no secondary market for the securities. Accordingly, you should be willing to hold your securities to maturity.

￭The rate we are willing to pay for securities of this type, maturity and issuance size is likely to be lower than the rate implied by our secondary market credit spreads and advantageous to us. Both the lower rate and the inclusion of costs associated with issuing, selling, structuring and hedging the securities in the original issue price reduce the economic terms of the securities, cause the estimated value of the securities to be less than the original issue price and will adversely affect secondary market prices. Assuming no change in market conditions or any other relevant factors, the prices, if any, at which dealers, including MS & Co., may be willing to purchase the securities in secondary market transactions will likely be significantly lower than the original issue price, because secondary market prices will exclude the issuing, selling, structuring and hedging-related costs that are included in the original issue price and borne by you and because the secondary market prices will reflect our secondary market credit spreads and the bid-offer spread that any dealer would charge in a secondary market transaction of this type as well as other factors.

The inclusion of the costs of issuing, selling, structuring and hedging the securities in the original issue price and the lower rate we are willing to pay as issuer make the economic terms of the securities less favorable to you than they otherwise would be.

However, because the costs associated with issuing, selling, structuring and hedging the securities are not fully deducted upon issuance, for a period of up to 6 months following the issue date, to the extent that MS & Co. may buy or sell the securities in the secondary market, absent changes in market conditions, including those related to the underlyings, and to our secondary market credit spreads, it would do so based on values higher than the estimated value, and we expect that those higher values will also be reflected in your brokerage account statements.

￭The estimated value of the securities is determined by reference to our pricing and valuation models, which may differ from those of other dealers and is not a maximum or minimum secondary market price. These pricing and valuation models are proprietary and rely in part on subjective views of certain market inputs and certain assumptions about future events, which may prove to be incorrect. As a result, because there is no market-standard way to value these types of securities, our models may yield a higher estimated value of the securities than those generated by others, including other dealers in the market, if they attempted to value the securities. In addition, the estimated value on the pricing date does not represent a minimum or maximum price at which dealers, including MS & Co., would be willing to purchase your securities in the secondary market (if any exists) at any time. The value of your securities at any time after the date of this document will vary based on many factors that cannot be predicted with accuracy, including our creditworthiness and changes in market conditions. See also “The market price will be influenced by many unpredictable factors” above.

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Morgan Stanley Finance LLC

Contingent Income Auto-Callable Securities due August 12, 2026, with 3-Month Initial Non-Call Period

All Payments on the Securities Based on the Worst Performing of the Common Stock of Amazon.com, Inc., the Common Stock of Microsoft Corporation and the United States Natural Gas Fund, LP

Principal at Risk Securities

￭Hedging and trading activity by our affiliates could potentially affect the value of the securities. One or more of our affiliates and/or third-party dealers expect to carry out hedging activities related to the securities (and to other instruments linked to the underlyings), including trading in the underlyings. Some of our affiliates also trade the underlyings and other financial instruments related to the underlyings on a regular basis as part of their general broker-dealer and other businesses. As a result, these entities may be unwinding or adjusting hedge positions during the term of the securities, and the hedging strategy may involve greater and more frequent dynamic adjustments to the hedge as the final observation date approaches. Any of these hedging or trading activities on or prior to the pricing date could potentially increase the initial price of an underlying, and, therefore, could increase (i) the price at or above which such underlying must close on the redemption determination dates so that the securities are redeemed prior to maturity for the early redemption payment (depending also on the performance of the other underlyings), (ii), the coupon threshold level for such underlying, which is the price at or above which such underlying must close on the observation dates so that you receive a contingent monthly coupon on the securities (depending also on the performance of the other underlyings), and (iii) the downside threshold level for such underlying, which is the price at or above which such underlying must close on the final observation date, so that you are not exposed to the negative performance of the worst performing underlying at maturity (depending also on the performance of the other underlyings). Additionally, such hedging or trading activities during the term of the securities could potentially affect the price of any underlying on the redemption determination dates and the observation dates, and, accordingly, whether we redeem the securities prior to maturity, whether we pay a contingent monthly coupon on the securities and the amount of cash you will receive at maturity, if any (depending also on the performance of the other underlyings).

￭The calculation agent, which is a subsidiary of Morgan Stanley and an affiliate of MSFL, will make determinations with respect to the securities. As calculation agent, MS & Co. will determine the initial prices, the coupon threshold levels and the downside threshold levels, the final prices, the payment at maturity, if any, whether you receive a contingent monthly coupon on each coupon payment date and/or at maturity, whether the securities will be redeemed on any early redemption date, whether a market disruption event has occurred and whether to make any adjustments to the adjustment factors. Moreover, certain determinations made by MS & Co., in its capacity as calculation agent, may require it to exercise discretion and make subjective judgments, such as with respect to the occurrence or non-occurrence of market disruption events and certain adjustments to the adjustment factors or calculation of a determination closing price in the event of a market disruption event. These potentially subjective determinations may affect the payout to you upon an automatic early redemption or at maturity, if any. For further information regarding these types of determinations, see “Description of Auto-Callable Securities—Auto-Callable Securities Linked to Underlying Shares” and “—Calculation Agent and Calculations” and related definitions in the accompanying product supplement. In addition, MS & Co. has determined the estimated value of the securities on the pricing date.

￭The U.S. federal income tax consequences of an investment in the securities are uncertain. There is no direct legal authority as to the proper treatment of the securities for U.S. federal income tax purposes, and, therefore, significant aspects of the tax treatment of the securities are uncertain.

Please read the discussion under “Additional Information—Tax considerations” in this document concerning the U.S. federal income tax consequences of an investment in the securities. We intend to treat a security for U.S. federal income tax purposes as a single financial contract that provides for a coupon that will be treated as gross income to you at the time received or accrued, in accordance with your regular method of tax accounting. Under this treatment, the ordinary income treatment of the coupon payments, in conjunction with the capital loss treatment of any loss recognized upon the sale, exchange or settlement of the securities, could result in adverse tax consequences to holders of the securities because the deductibility of capital losses is subject to limitations. We do not plan to request a ruling from the Internal Revenue Service (the “IRS”) regarding the tax treatment of the securities, and the IRS or a court may not agree with the tax treatment described herein. If the IRS were successful in asserting an alternative treatment for the securities, the timing and character of income or loss on the securities might differ significantly from the tax treatment described herein. For example, under one possible treatment, the IRS could seek to recharacterize the securities as debt instruments. In that event, U.S. Holders (as defined below) would be required to accrue into income original issue discount on the securities every year at a “comparable yield” determined at the time of issuance (as adjusted based on the difference, if any, between the actual and the projected amount of any contingent payments on the securities) and recognize all income and gain in respect of the securities as ordinary income. The risk that financial instruments providing for buffers, triggers or similar downside protection features, such as the

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Morgan Stanley Finance LLC

Contingent Income Auto-Callable Securities due August 12, 2026, with 3-Month Initial Non-Call Period

All Payments on the Securities Based on the Worst Performing of the Common Stock of Amazon.com, Inc., the Common Stock of Microsoft Corporation and the United States Natural Gas Fund, LP

Principal at Risk Securities

securities, would be recharacterized as debt is greater than the risk of recharacterization for comparable financial instruments that do not have such features.

Non-U.S. Holders (as defined below) should note that we currently intend to withhold on any coupon paid to Non-U.S. Holders generally at a rate of 30%, or at a reduced rate specified by an applicable income tax treaty under an “other income” or similar provision, and will not be required to pay any additional amounts with respect to amounts withheld.

In 2007, the U.S. Treasury Department and the IRS released a notice requesting comments on the U.S. federal income tax treatment of “prepaid forward contracts” and similar instruments. While it is not clear whether the securities would be viewed as similar to the prepaid forward contracts described in the notice, it is possible that any Treasury regulations or other guidance promulgated after consideration of these issues could materially and adversely affect the tax consequences of an investment in the securities, possibly with retroactive effect. The notice focuses on a number of issues, the most relevant of which for holders of the securities are the character and timing of income or loss and the degree, if any, to which income realized by non-U.S. investors should be subject to withholding tax. Both U.S. and Non-U.S. Holders should consult their tax advisers regarding the U.S. federal income tax consequences of an investment in the securities, including possible alternative treatments, the issues presented by this notice and any tax consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction.

Risks Relating to the Underlyings

￭You are exposed to the price risk of all of the underlyings, with respect to both the contingent monthly coupons, if any, and the payment at maturity, if any. Your return on the securities is not linked to a basket consisting of the underlyings. Rather, it will be contingent upon the independent performance of each underlying. Unlike an instrument with a return linked to a basket of underlying assets, in which risk is mitigated and diversified among all the components of the basket, you will be exposed to the risks related to each of the underlyings. Poor performance by any underlying over the term of the securities may negatively affect your return and will not be offset or mitigated by any positive performance by the other underlyings. To receive any contingent monthly coupons, all of the underlyings must close at or above the respective coupon threshold levels on the applicable observation date. In addition, if any underlying has declined to below its respective downside threshold level as of the final observation date, you will be fully exposed to the decline in the worst performing underlying over the term of the securities on a 1-to-1 basis, even if the other underlyings have appreciated or have not declined as much. Under this scenario, the value of any such payment will be less than 50% of the stated principal amount and could be zero. Accordingly, your investment is subject to the price risk of all of the underlyings.

￭No affiliation with Amazon.com, Inc. or Microsoft Corporation. Amazon.com, Inc. and Microsoft Corporation are not affiliates of ours, are not involved with this offering in any way, and have no obligation to consider your interests in taking any corporate actions that might affect the value of the securities. We have not made any due diligence inquiry with respect to Amazon.com, Inc. or Microsoft Corporation in connection with this offering.

￭We may engage in business with or involving Amazon.com, Inc. or Microsoft Corporation without regard to your interests. We or our affiliates may presently or from time to time engage in business with Amazon.com, Inc. or Microsoft Corporation without regard to your interests and thus may acquire non-public information about Amazon.com Inc. or Microsoft Corporation. Neither we nor any of our affiliates undertakes to disclose any such information to you. In addition, we or our affiliates from time to time have published and in the future may publish research reports with respect to Amazon.com, Inc. or Microsoft Corporation, which may or may not recommend that investors buy or hold the underlying(s).

￭The antidilution adjustments the calculation agent is required to make do not cover every corporate event that could affect the underlyings. MS & Co., as calculation agent, will adjust the adjustment factors for certain corporate events affecting the underlyings, such as stock splits, stock dividends and extraordinary dividends, and certain other corporate actions involving the issuers of the AMZN Stock and the MSFT Stock, such as mergers. However, the calculation agent will not make an adjustment for every corporate event that can affect the underlyings. For example, the calculation agent is not required to make any adjustments if the issuers of the AMZN Stock or the MSFT Stock or anyone else makes a partial tender or partial exchange offer for the AMZN Stock or the MSFT Stock, nor will adjustments be made following the final observation date. In addition, no adjustments will be made for regular cash dividends, which are expected to reduce the price of the AMZN Stock

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Contingent Income Auto-Callable Securities due August 12, 2026, with 3-Month Initial Non-Call Period

All Payments on the Securities Based on the Worst Performing of the Common Stock of Amazon.com, Inc., the Common Stock of Microsoft Corporation and the United States Natural Gas Fund, LP

Principal at Risk Securities

and the MSFT Stock by the amount of such dividends. If an event occurs that does not require the calculation agent to adjust an adjustment factor, such as a regular cash dividend, the market price of the securities and your return on the securities may be materially and adversely affected. For example, if the record date for a regular cash dividend were to occur on or shortly before an observation date, this may decrease the determination closing price of the AMZN Stock or the MSFT Stock to be less than the respective coupon threshold level (resulting in no contingent monthly coupon being paid with respect to such date) or the final price to be less than the respective downside threshold level (resulting in a loss of a significant portion, and possibly all, of your investment in the securities), materially and adversely affecting your return.

￭The performance of the UNG Units may not fully replicate the performance of the price of natural gas. United States Commodity Funds, LLC (USCF), the general partner of the United States Natural Gas Fund, LP, is responsible for investing the assets of the United States Natural Gas Fund, LP in accordance with the objectives and policies of the United States Natural Gas Fund, LP. The assets of the United States Natural Gas Fund, LP consist primarily of investments in futures contracts for natural gas that are traded on the New York Mercantile Exchange, ICE Futures or other U.S. and foreign exchanges (collectively, “natural gas futures contracts”) and, to a lesser extent, other types of natural gas-related investments connected to crude oil, gasoline and other petroleum-based fuels (collectively, “other natural gas interests” and together with natural gas futures contracts, “natural gas interests”). The United States Natural Gas Fund, LP seeks to achieve its investment objective by investing in natural gas interests such that changes in the net asset value of the United States Natural Gas Fund, LP will closely track the changes in the price of a specified natural gas futures contract (the “benchmark natural gas futures contract”). USCF believes that the benchmark natural gas futures contract has historically exhibited a close correlation with the spot price of natural gas. There is no assurance that USCF will successfully implement its investment strategy and there is a risk that changes in the price of the UNG Units will not closely track changes in the spot price of natural gas. This could happen if the price of the UNG Units does not correlate closely with the United States Natural Gas Fund, LP’s net asset value, the changes in the United States Natural Gas Fund, LP’s net asset value do not closely correlate with changes in the price of the benchmark natural gas futures contract or the changes in the price of the benchmark natural gas futures contract do not closely correlate with changes in the cash or spot price of natural gas oil.

￭There are risks associated with investing in securities with concentration in energy commodities. Market prices of the commodities and commodity futures contracts comprising the United States Natural Gas Fund, LP tend to be highly volatile. Commodity market prices are not related to the value of a future income or earnings stream, as tends to be the case with equity investments, but are subject to rapid fluctuations based on numerous factors, including:

ochanges in supply and demand relationships;

ogovernmental programs and policies;

onational and international monetary, trade, political and economic events;

ochanges in interest and exchange rates;

ospeculation and trading activities in commodities and related contracts;

odrought, floods and weather; and

oagricultural, trade, fiscal and exchange control policies, embargoes and tariffs.

The prices of exchange-traded futures contracts related to natural gas are subject to the risks and hazards inherent in the natural gas industry, which can cause prices to widely fluctuate. The cost of drilling, completing and operating wells for natural gas is uncertain, and a number of factors can delay or prevent drilling operations or production. In the event of sudden disruptions in the supplies of energy commodities, such as those caused by war, natural events, accidents, acts of terrorism or cyberattacks, prices of energy commodities futures contracts could become extremely volatile and unpredictable. Also, sudden and dramatic changes in the futures market may occur, for example, upon a cessation of hostilities that may exist in countries producing energy commodities, the introduction of new or previously withheld supplies into the market or the introduction of substitute products or commodities.

Natural gas supply levels can be affected by factors that reduce available supplies, such as natural disasters, disruptions in competitors’ operations or unexpected unavailability of distribution channels that may disrupt supplies. Technological change

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All Payments on the Securities Based on the Worst Performing of the Common Stock of Amazon.com, Inc., the Common Stock of Microsoft Corporation and the United States Natural Gas Fund, LP

Principal at Risk Securities

can also alter the relative costs for companies in the natural gas industry to find, produce and transport natural gas, which in turn may affect the supply of and demand for natural gas.

Demand for refined petroleum products by consumers, as well as the agricultural, manufacturing and transportation industries, affects the price of energy commodities. Demand for energy commodities is generally linked to economic activity and will tend to reflect general economic conditions. Additionally, demand for energy commodities may be reduced as a result of increases in energy efficiency, substitution and energy conservation.

These factors may have a larger impact on commodity prices and commodity linked instruments than on traditional equity securities. These variables may create additional investment risks that cause the value of the securities to be more volatile than the values of traditional securities. These and other factors may affect the price of the UNG Units, and thus the value of the securities, in unpredictable or unanticipated ways.

￭The United States Natural Gas Fund, LP may be more volatile and more susceptible to price fluctuations than an index or fund that provides broad commodity exposure. The United States Natural Gas Fund, LP primarily invests in contracts only on natural gas, in contrast to an index or fund that comprises contracts on natural gas and non-natural gas commodities. As a result, price volatility in the contracts held by the United States Natural Gas Fund, LP will likely have a greater impact on the United States Natural Gas Fund, LP than it would on an index or fund with broad commodity exposure. Furthermore, because the United States Natural Gas Fund, LP excludes many market sectors composing the broader commodity markets, the United States Natural Gas Fund, LP is less representative of the economy and commodity markets as a whole and is therefore potentially more volatile than, and not a benchmark for, commodity market performance generally.

￭Legal and regulatory changes could adversely affect the return on and value of the securities. Futures contracts and options on futures contracts, including those related to energy commodities, are subject to extensive statutes, regulations, and margin requirements. The Commodity Futures Trading Commission, commonly referred to as the “CFTC,” and the exchanges on which such futures contracts trade, are authorized to take extraordinary actions in the event of a market emergency, including, for example, the retroactive implementation of speculative position limits or higher margin requirements, the establishment of daily limits and the suspension of trading. Furthermore, certain exchanges have regulations that limit the amount of fluctuations in futures contract prices that may occur during a single five-minute trading period. These limits could adversely affect the market prices of relevant futures and options contracts and forward contracts.

The regulation of commodity transactions in the U.S. is subject to ongoing modification by government and judicial action. In addition, various non-U.S. governments have expressed concern regarding the disruptive effects of speculative trading in the commodity markets and the need to regulate the derivative markets in general. The effect on the value of the securities of any future regulatory change is impossible to predict, but could be substantial and adverse to the interests of holders of the securities.

February 2023 Page 18

Morgan Stanley Finance LLC

Contingent Income Auto-Callable Securities due August 12, 2026, with 3-Month Initial Non-Call Period

All Payments on the Securities Based on the Worst Performing of the Common Stock of Amazon.com, Inc., the Common Stock of Microsoft Corporation and the United States Natural Gas Fund, LP

Principal at Risk Securities

Amazon.com, Inc. Overview

Amazon.com, Inc. offers electronic retail services to consumer customers, seller customers and developer customers. The AMZN Stock is registered under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Information provided to or filed with the Securities and Exchange Commission by Amazon.com, Inc. pursuant to the Exchange Act can be located by reference to the Securities and Exchange Commission file number 000-22513 through the Securities and Exchange Commission’s website at www.sec.gov. In addition, information regarding Amazon.com, Inc. may be obtained from other sources including, but not limited to, press releases, newspaper articles and other publicly disseminated documents. Neither the issuer nor the agent makes any representation that such publicly available documents or any other publicly available information regarding the issuer of the AMZN Stock is accurate or complete.

Information as of market close on February 3, 2023:

Bloomberg Ticker Symbol:	AMZN
Exchange:	Nasdaq
Current Stock Price:	$103.39
52 Weeks Ago:	$138.85
52 Week High (on 3/29/2022):	$169.32
52 Week Low (on 12/28/2022):	$81.82
Current Dividend Yield:	N/A

The following table sets forth the published high and low closing prices of, as well as dividends on, the AMZN Stock for each quarter from January 1, 2020 through February 3, 2023. The closing price of the AMZN Stock on February 3, 2023 was $103.39. The associated graph shows the closing prices of the AMZN Stock for each day from January 1, 2018 through February 3, 2023. We obtained the information in the table and graph below from Bloomberg Financial Markets, without independent verification. The historical closing prices of the AMZN Stock may have been adjusted for stock splits and other corporate events. The historical performance of the AMZN Stock should not be taken as an indication of its future performance, and no assurance can be given as to the price of the AMZN Stock at any time, including on the redemption determination dates or the observation dates.

Common Stock of Amazon.com, Inc. (CUSIP 023135106)	High ($)	Low ($)	Dividends ($)
2020
First Quarter	108.511	83.831	-
Second Quarter	138.221	95.330	-
Third Quarter	176.573	143.935	-
Fourth Quarter	172.182	150.224	-
2021
First Quarter	169.000	147.598	-
Second Quarter	175.272	157.597	-
Third Quarter	186.570	159.388	-
Fourth Quarter	184.803	159.489	-
2022
First Quarter	170.405	136.015	-
Second Quarter	168.347	102.310	-
Third Quarter	144.78	109.22	-
Fourth Quarter	121.09	81.82	-
2023
First Quarter (through February 3, 2023)	112.91	83.12	-

We make no representation as to the amount of dividends, if any, that Amazon.com, Inc. may pay in the future. In any event, as an investor in the Contingent Income Auto-Callable Securities, you will not be entitled to receive dividends, if any, that may be payable on the common stock of Amazon.com, Inc.

February 2023 Page 19

Morgan Stanley Finance LLC

Contingent Income Auto-Callable Securities due August 12, 2026, with 3-Month Initial Non-Call Period

All Payments on the Securities Based on the Worst Performing of the Common Stock of Amazon.com, Inc., the Common Stock of Microsoft Corporation and the United States Natural Gas Fund, LP

Principal at Risk Securities

Common Stock of Amazon.com, Inc. – Daily Closing Prices January 1, 2018 to February 3, 2023

*The red solid line indicates the downside threshold level, which is 50% of the initial price, and the black solid line indicates the coupon threshold level, which is 70% of the initial price.

This document relates only to the securities offered hereby and does not relate to the AMZN Stock or other securities of Amazon.com, Inc. We have derived all disclosures contained in this document regarding Amazon.com, Inc. stock from the publicly available documents described above. In connection with the offering of the securities, neither we nor the agent has participated in the preparation of such documents or made any due diligence inquiry with respect to Amazon.com, Inc. Neither we nor the agent makes any representation that such publicly available documents or any other publicly available information regarding Amazon.com, Inc. is accurate or complete. Furthermore, we cannot give any assurance that all events occurring prior to the date hereof (including events that would affect the accuracy or completeness of the publicly available documents described above) that would affect the trading price of the AMZN Stock (and therefore the price of the AMZN Stock at the time we price the securities) have been publicly disclosed. Subsequent disclosure of any such events or the disclosure of or failure to disclose material future events concerning Amazon.com, Inc. could affect the value received with respect to the securities and therefore the value of the securities.

Neither the issuer nor any of its affiliates makes any representation to you as to the performance of the AMZN Stock.

February 2023 Page 20

Morgan Stanley Finance LLC

Contingent Income Auto-Callable Securities due August 12, 2026, with 3-Month Initial Non-Call Period

All Payments on the Securities Based on the Worst Performing of the Common Stock of Amazon.com, Inc., the Common Stock of Microsoft Corporation and the United States Natural Gas Fund, LP

Principal at Risk Securities

Microsoft Corporation Overview

Microsoft Corporation develops, licenses and supports a range of software products and services, designs, manufactures and sells devices and delivers online advertising to a global customer audience. The MSFT Stock is registered under Exchange Act. Information provided to or filed with the Securities and Exchange Commission by Microsoft Corporation pursuant to the Exchange Act can be located by reference to the Securities and Exchange Commission file number 001-37845 through the Securities and Exchange Commission’s website at www.sec.gov. In addition, information regarding Microsoft Corporation may be obtained from other sources including, but not limited to, press releases, newspaper articles and other publicly disseminated documents. Neither the issuer nor the agent makes any representation that such publicly available documents or any other publicly available information regarding the issuer of the MSFT Stock is accurate or complete.

Information as of market close on February 3, 2023:

Bloomberg Ticker Symbol:	MSFT
Exchange:	Nasdaq
Current Stock Price:	$258.35
52 Weeks Ago:	$301.25
52 Week High (on 3/29/2022):	$315.41
52 Week Low (on 11/3/2022):	$214.25
Current Dividend Yield:	1.06%

The following table sets forth the published high and low closing prices of, as well as dividends on, the common stock of Microsoft Corporation for each quarter from January 1, 2020 through February 3, 2023. The closing price of the MSFT Stock on February 3, 2023 was $258.35. The associated graph shows the closing prices of the common stock of Microsoft Corporation for each day from January 1, 2018 through February 3, 2023. We obtained the information in the table and graph below from Bloomberg Financial Markets, without independent verification. The historical closing prices of the MSFT Stock may have been adjusted for stock splits and other corporate events. The historical performance of the MSFT Stock should not be taken as an indication of its future performance, and no assurance can be given as to the price of the MSFT Stock at any time, including on the redemption determination dates or the observation dates.

Common Stock of Microsoft Corporation (CUSIP 594918104)	High ($)	Low ($)	Dividends ($)
2020
First Quarter	188.70	135.42	0.51
Second Quarter	203.51	152.11	0.51
Third Quarter	231.65	200.39	0.51
Fourth Quarter	224.96	202.33	0.56
2021
First Quarter	244.99	212.25	0.56
Second Quarter	271.40	239.00	0.56
Third Quarter	305.22	271.60	0.56
Fourth Quarter	343.11	283.11	0.62
2022
First Quarter	334.75	275.85	0.62
Second Quarter	314.97	242.26	0.62
Third Quarter	293.47	232.90	0.62
Fourth Quarter	257.22	214.25	0.68
2023
First Quarter (through February 3, 2023)	264.60	222.31	-

We make no representation as to the amount of dividends, if any, that Microsoft Corporation may pay in the future. In any event, as an investor in the Contingent Income Auto-Callable Securities, you will not be entitled to receive dividends, if any, that may be payable on the common stock of Microsoft Corporation.

February 2023 Page 21

Morgan Stanley Finance LLC

Contingent Income Auto-Callable Securities due August 12, 2026, with 3-Month Initial Non-Call Period

All Payments on the Securities Based on the Worst Performing of the Common Stock of Amazon.com, Inc., the Common Stock of Microsoft Corporation and the United States Natural Gas Fund, LP

Principal at Risk Securities

Common Stock of Microsoft Corporation – Daily Closing Prices January 1, 2018 to February 3, 2023

*The red solid line indicates the downside threshold level, which is 50% of the initial price, and the black solid line indicates the coupon threshold level, which is 70% of the initial price.

This document relates only to the securities offered hereby and does not relate to the MSFT Stock or other securities of Microsoft Corporation. We have derived all disclosures contained in this document regarding Microsoft Corporation stock from the publicly available documents described above. In connection with the offering of the securities, neither we nor the agent has participated in the preparation of such documents or made any due diligence inquiry with respect to Microsoft Corporation. Neither we nor the agent makes any representation that such publicly available documents or any other publicly available information regarding Microsoft Corporation is accurate or complete. Furthermore, we cannot give any assurance that all events occurring prior to the date hereof (including events that would affect the accuracy or completeness of the publicly available documents described above) that would affect the trading price of the MSFT Stock (and therefore the price of the MSFT Stock at the time we price the securities) have been publicly disclosed. Subsequent disclosure of any such events or the disclosure of or failure to disclose material future events concerning Microsoft Corporation could affect the value received with respect to the securities and therefore the value of the securities.

Neither the issuer nor any of its affiliates makes any representation to you as to the performance of the MSFT Stock.

February 2023 Page 22

Morgan Stanley Finance LLC

Contingent Income Auto-Callable Securities due August 12, 2026, with 3-Month Initial Non-Call Period

All Payments on the Securities Based on the Worst Performing of the Common Stock of Amazon.com, Inc., the Common Stock of Microsoft Corporation and the United States Natural Gas Fund, LP

Principal at Risk Securities

United States Natural Gas Fund, LP Overview

The United States Natural Gas Fund, LP is a Delaware limited partnership organized in 2006. The United States Natural Gas Fund, LP is a commodity pool that issues limited partnership interests, or units, which are traded on the NYSE Arca, Inc. The net assets of the United States Natural Gas Fund, LP consist primarily of investments in futures contracts for natural gas. Its investment objective is to have the changes in percentage terms of the units’ net asset value reflect the changes in percentage terms of the price of natural gas, as measured by the daily changes in the price of the futures contract on natural gas as traded on the New York Mercantile Exchange. The UNG Units are registered under the Exchange Act. Information provided to or filed with the Securities and Exchange Commission by the United States Natural Gas Fund, LP pursuant to the Exchange Act can be located by reference to the Securities and Exchange Commission file number 001-33096 through the Securities and Exchange Commission’s website at www.sec.gov. In addition, information regarding the United States Natural Gas Fund, LP may be obtained from other sources including, but not limited to, press releases, newspaper articles and other publicly disseminated documents. Neither the issuer nor the agent makes any representation that such publicly available documents or any other publicly available information regarding the United States Natural Gas Fund, LP is accurate or complete.

Information as of market close on February 3, 2023:

Ticker Symbol:	UNG UP
Current Price:	$8.19
52 Weeks Ago:	$17.24
52 Week High (on 8/22/2022):	$33.79
52 Week Low (on 2/3/2023):	$8.19

The following graph sets forth the daily closing prices of the UNG Units for the period from January 1, 2018 through February 3, 2023. The related table sets forth the published high and low closing prices, as well as the end-of-quarter closing prices, of the UNG Units for each quarter for the period from January 1, 2018 through February 3, 2023. The closing price of the UNG Units on February 3, 2023 was $8.19. We obtained the information in the graph and table below from Bloomberg Financial Markets, without independent verification. The UNG Units have at times experienced periods of high volatility, and you should not take the historical prices of the UNG Units as an indication of future performance, including on the redemption determination dates or the observation dates.

United States Natural Gas Fund, LP – Daily Closing Prices January 1, 2018 to February 3, 2023

*The red solid line indicates the downside threshold level, which is 50% of the initial price, and the black solid line indicates the coupon threshold level, which is 70% of the initial price.

February 2023 Page 23

Morgan Stanley Finance LLC

Contingent Income Auto-Callable Securities due August 12, 2026, with 3-Month Initial Non-Call Period

All Payments on the Securities Based on the Worst Performing of the Common Stock of Amazon.com, Inc., the Common Stock of Microsoft Corporation and the United States Natural Gas Fund, LP

Principal at Risk Securities

United States Natural Gas Fund, LP	High ($)	Low ($)	Period End ($)
2018
First Quarter	26.84	21.67	22.55
Second Quarter	24.52	21.94	23.70
Third Quarter	25.24	22.09	24.83
Fourth Quarter	39.32	24.71	24.71
2019
First Quarter	29.75	22.95	23.48
Second Quarter	23.85	18.69	19.89
Third Quarter	23.27	18.10	19.93
Fourth Quarter	22.69	16.86	16.86
2020
First Quarter	17.04	12.53	12.55
Second Quarter	14.49	8.99	10.26
Third Quarter	14.48	9.61	11.41
Fourth Quarter	12.76	8.48	9.20
2021
First Quarter	11.30	9.01	9.58
Second Quarter	13.08	9.06	13.08
Third Quarter	20.31	12.54	20.16
Fourth Quarter	21.78	11.92	12.49
2022
First Quarter	19.72	12.44	19.72
Second Quarter	31.73	19.01	19.01
Third Quarter	33.79	18.66	23.38
Fourth Quarter	23.94	14.10	14.10
2023
First Quarter (through February 3, 2023)	13.23	8.19	8.19

February 2023 Page 24

Morgan Stanley Finance LLC

Contingent Income Auto-Callable Securities due August 12, 2026, with 3-Month Initial Non-Call Period

All Payments on the Securities Based on the Worst Performing of the Common Stock of Amazon.com, Inc., the Common Stock of Microsoft Corporation and the United States Natural Gas Fund, LP

Principal at Risk Securities

Additional Terms of the Securities

Please read this information in conjunction with the summary terms on the front cover of this document.

Additional Terms:
If the terms described herein are inconsistent with those described in the accompanying product supplement or prospectus, the terms described herein shall control.
Interest period:

The monthly period from and including the original issue date (in the case of the first interest period) or the previously scheduled coupon payment date, as applicable, to but excluding the following scheduled coupon payment date, with no adjustment for any postponement thereof.

Record date:

The record date for each coupon payment date shall be the date one business day prior to such scheduled coupon payment date; provided, however, that any coupon payable at maturity (or upon early redemption) shall be payable to the person to whom the payment at maturity or early redemption payment, as the case may be, shall be payable.

Underlyings:

The accompanying product supplement refers to each underlying as the “underlying shares.” Other than as set forth below, the UNG Units will be treated as an exchange-traded fund in accordance with the applicable provisions for exchange-traded funds contained in the accompanying product supplement.

Underlying issuer:

With respect to the AMZN Stock, Amazon.com, Inc.

With respect to the MSFT Stock, Microsoft Corporation.

The accompanying product supplement refers to each such underlying issuer as an “underlying company.”

Downside threshold level:	The accompanying product supplement refers to the downside threshold level as the “trigger level.”
Day-count convention:	Interest will be computed on the basis of a 360-day year of twelve 30-day months.
Postponement of coupon payment dates (including the maturity date) and early redemption dates:

If any observation date or redemption determination date is postponed due to a non-trading day or certain market disruption events with respect to each underlying so that it falls less than two business days prior to the relevant scheduled coupon payment date (including the maturity date) or early redemption date, as applicable, the coupon payment date (or the maturity date) or the early redemption date will be postponed to the second business day following that observation date or redemption determination date as postponed, and no adjustment will be made to any coupon payment, early redemption payment or payment at maturity made on that postponed date.

Market disruption event:

With respect to the UNG Units, market disruption event means:

(i) the occurrence or existence of any of:

(a) a suspension, absence or material limitation of trading of the UNG Units on the primary market for the UNG Units for more than two hours of trading or during the one-half hour period preceding the close of the principal trading session in such market; or a breakdown or failure in the price and trade reporting systems of the primary market for the UNG Units as a result of which the reported trading prices for the UNG Units during the last one-half hour preceding the close of the principal trading session in such market are materially inaccurate; or the suspension, absence or material limitation of trading on the primary market for trading in options contracts related to the UNG Units, if available, during the one-half hour period preceding the close of the principal trading session in the applicable market, or

(b) the suspension, material limitation or absence of trading on any major U.S. securities market for trading in options contracts related to the UNG Units for more than two hours of trading or during the one-half hour period preceding the close of the principal trading session on such market, in each case, as determined by the calculation agent in its sole discretion; and

(ii) a determination by the calculation agent in its sole discretion that any event described in

February 2023 Page 25

Morgan Stanley Finance LLC

Contingent Income Auto-Callable Securities due August 12, 2026, with 3-Month Initial Non-Call Period

All Payments on the Securities Based on the Worst Performing of the Common Stock of Amazon.com, Inc., the Common Stock of Microsoft Corporation and the United States Natural Gas Fund, LP

Principal at Risk Securities

clause (i) above materially interfered with our ability or the ability of any of our affiliates to unwind or adjust all or a material portion of the hedge position with respect to the securities.

For the purpose of determining whether a market disruption event has occurred: (1) a limitation on the hours or number of days of trading will not constitute a market disruption event if it results from an announced change in the regular business hours of the relevant exchange or market, (2) a decision to permanently discontinue trading in the relevant options contract will not constitute a market disruption event, (3) a suspension of trading in options contracts on the UNG Units by the primary securities market trading in such contracts by reason of (a) a price change exceeding limits set by such securities exchange or market, (b) an imbalance of orders relating to such contracts or (c) a disparity in bid and ask quotes relating to such contracts will constitute a suspension, absence or material limitation of trading in options contracts related to the UNG Units and (4) a “suspension, absence or material limitation of trading” on any relevant exchange or on the primary market on which options contracts related to the UNG Units are traded will not include any time when such securities market is itself closed for trading under ordinary circumstances. Upon any permanent discontinuance of trading in the UNG Units, see “––Discontinuance of the UNG Units” below.

Discontinuance of the UNG Units:

Notwithstanding what is provided in the accompanying product supplement, if the UNG Units are liquidated or otherwise terminated (a “Liquidation Event”), the closing price of the UNG Units on a redemption determination date or observation date will be determined by the calculation agent based on the closing price (or, if trading in the relevant futures contracts has been materially suspended or materially limited, its good faith estimate of the closing price that would have prevailed but for such suspension or limitation) of each futures contract most recently composing the UNG Units prior to the occurrence of the Liquidation Event.

Antidilution adjustments:

With respect to each of the AMZN Stock and the MSFT Stock, the following replaces in its entirety the portion of the section entitled “Antidilution Adjustments” in the accompanying product supplement for auto-callable securities from the start of paragraph 5 to the end of such section.

5. If, with respect to one or more of the underlyings, (i) there occurs any reclassification or change of such underlying, including, without limitation, as a result of the issuance of any tracking stock by the underlying issuer for such underlying, (ii) such underlying issuer or any surviving entity or subsequent surviving entity of such underlying issuer (the “successor corporation”) has been subject to a merger, combination or consolidation and is not the surviving entity, (iii) any statutory exchange of securities of such underlying issuer or any successor corporation with another corporation occurs (other than pursuant to clause (ii) above), (iv) such underlying issuer is liquidated, (v) such underlying issuer issues to all of its shareholders equity securities of an issuer other than such underlying issuer (other than in a transaction described in clause (ii), (iii) or (iv) above) (a “spin-off event”) or (vi) a tender or exchange offer or going-private transaction is consummated for all the outstanding shares of such underlying (any such event in clauses (i) through (vi), a “reorganization event”), the method of determining whether an early redemption has occurred and the amount payable upon an early redemption date or at maturity for each security will be as follows:

●Upon any redemption determination date following the effective date of a reorganization event and prior to the final observation date: If the exchange property value (as defined below) is greater than or equal to its initial price, and the determination closing price (or exchange property value, if applicable) of each other underlying is also greater than or equal to its initial price, the securities will be automatically redeemed for an early redemption payment.

●Upon the final observation date, if the securities have not previously been automatically redeemed: You will receive for each security that you hold a payment at maturity equal to:

➢If the exchange property value on the final observation date is greater than or equal to the respective downside threshold level, and the final price of each other underlying (or exchange property value, as applicable) is also greater than or equal to its respective downside threshold level: the stated principal amount, and, if the exchange property value on the final observation date is also greater than or equal to the respective coupon threshold level, and the final price of each other underlying (or exchange property value, as applicable) is also greater than or equal to its respective coupon threshold level, the contingent monthly coupon with respect to the final observation date.

February 2023 Page 26

Morgan Stanley Finance LLC

Contingent Income Auto-Callable Securities due August 12, 2026, with 3-Month Initial Non-Call Period

All Payments on the Securities Based on the Worst Performing of the Common Stock of Amazon.com, Inc., the Common Stock of Microsoft Corporation and the United States Natural Gas Fund, LP

Principal at Risk Securities

➢If the exchange property value on the final observation date is less than the respective downside threshold level, or if the final price (or exchange property value, if applicable) of any other underlying is less than its respective downside threshold level:

➢If the worst performing underlying has not undergone a reorganization event as described in paragraph 5 above: (i) the stated principal amount multiplied by (ii) the underlying performance factor of the worst performing underlying.

➢If the worst performing underlying has undergone a reorganization event as described in paragraph 5 above: (i) the stated principal amount multiplied by (ii) the underlying performance factor of the worst performing underlying. For purposes of determining the underlying performance factor of the worst performing underlying, the final price of such worst performing underlying will be deemed to equal the per-share cash value, determined as of the final observation date, of the securities, cash or any other assets distributed to holders of the worst performing underlying in or as a result of any such reorganization event, including (A) in the case of the issuance of tracking stock, the reclassified share of such worst performing underlying, (B) in the case of a spin-off event, the share of such worst performing underlying with respect to which the spun-off security was issued, and (C) in the case of any other reorganization event where such worst performing underlying continues to be held by the holders receiving such distribution, such worst performing underlying (collectively, the “exchange property”).

Following the effective date of a reorganization event, the contingent monthly coupon will be payable for each observation date on which the exchange property value is greater than or equal to the coupon threshold level and the determination closing price (or exchange property value, as applicable) of each other underlying is also greater than or equal to its coupon threshold level.

If exchange property includes a cash component, investors will not receive any interest accrued on such cash component. In the event exchange property consists of securities, those securities will, in turn, be subject to the antidilution adjustments set forth in paragraphs 1 through 5.

For purposes of determining whether or not the exchange property value is less than the initial price, less than the coupon threshold level or less than the downside threshold level, or for determining the worst performing underlying, “exchange property value” means (x) for any cash received in any reorganization event, the value, as determined by the calculation agent, as of the date of receipt, of such cash received for one share of such underlying, as adjusted by the adjustment factor at the time of such reorganization event, (y) for any property other than cash or securities received in any such reorganization event, the market value, as determined by the calculation agent in its sole discretion, as of the date of receipt, of such exchange property received for one share of such underlying, as adjusted by the adjustment factor at the time of such reorganization event and (z) for any security received in any such reorganization event, an amount equal to the determination closing price, as of the day on which the exchange property value is determined, per share of such security multiplied by the quantity of such security received for each share of such underlying, as adjusted by the adjustment factor at the time of such reorganization event.

For purposes of paragraph 5 above, in the case of a consummated tender or exchange offer or going-private transaction involving consideration of particular types, exchange property shall be deemed to include the amount of cash or other property delivered by the offeror in the tender or exchange offer (in an amount determined on the basis of the rate of exchange in such tender or exchange offer or going-private transaction). In the event of a tender or exchange offer or a going-private transaction with respect to exchange property in which an offeree may elect to receive cash or other property, exchange property shall be deemed to include the kind and amount of cash and other property received by offerees who elect to receive cash.

Following the occurrence of any reorganization event referred to in paragraph 5 above, all references in this offering document and in the related product supplement with respect to the securities to such “underlying” shall be deemed to refer to the exchange property and references to a “share” or “shares” of such underlying shall be deemed to refer to the applicable unit or units of such exchange property, unless the context otherwise requires.

No adjustment to the adjustment factor will be required unless such adjustment would require

February 2023 Page 27

Morgan Stanley Finance LLC

Contingent Income Auto-Callable Securities due August 12, 2026, with 3-Month Initial Non-Call Period

All Payments on the Securities Based on the Worst Performing of the Common Stock of Amazon.com, Inc., the Common Stock of Microsoft Corporation and the United States Natural Gas Fund, LP

Principal at Risk Securities

a change of at least 0.1% in the adjustment factor then in effect. The adjustment factor resulting from any of the adjustments specified above will be rounded to the nearest one hundred-thousandth, with five one-millionths rounded upward. Adjustments to the adjustment factor will be made up to the close of business on the final observation date.

No adjustments to the adjustment factor or method of calculating the adjustment factor will be required other than those specified above. The adjustments specified above do not cover all events that could affect the determination closing price or the final price of such underlying, including, without limitation, a partial tender or exchange offer for such underlying.

The calculation agent shall be solely responsible for the determination and calculation of any adjustments to the adjustment factor or method of calculating the adjustment factor and of any related determinations and calculations with respect to any distributions of stock, other securities or other property or assets (including cash) in connection with any corporate event described in paragraphs 1 through 5 above, and its determinations and calculations with respect thereto shall be conclusive in the absence of manifest error.

The calculation agent will provide information as to any adjustments to the adjustment factor or to the method of calculating the amount payable at maturity of the securities made pursuant to paragraph 5 above upon written request by any investor in the securities.

Trustee:	The Bank of New York Mellon
Calculation agent:	MS & Co.
Issuer notices to registered security holders, the trustee and the depositary:

In the event that the maturity date is postponed due to postponement of the final observation date, the issuer shall give notice of such postponement and, once it has been determined, of the date to which the maturity date has been rescheduled (i) to each registered holder of the securities by mailing notice of such postponement by first class mail, postage prepaid, to such registered holder’s last address as it shall appear upon the registry books, (ii) to the trustee by facsimile, confirmed by mailing such notice to the trustee by first class mail, postage prepaid, at its New York office and (iii) to The Depository Trust Company (the “depositary”) by telephone or facsimile confirmed by mailing such notice to the depositary by first class mail, postage prepaid. Any notice that is mailed to a registered holder of the securities in the manner herein provided shall be conclusively presumed to have been duly given to such registered holder, whether or not such registered holder receives the notice. The issuer shall give such notice as promptly as possible, and in no case later than (i) with respect to notice of postponement of the maturity date, the business day immediately preceding the scheduled maturity date, and (ii) with respect to notice of the date to which the maturity date has been rescheduled, the business day immediately following the final observation date as postponed.

In the event that the securities are subject to early redemption, the issuer shall, (i) on the business day following the applicable redemption determination date, give notice of the early redemption and the early redemption payment, including specifying the payment date of the amount due upon the early redemption, (x) to each registered holder of the securities by mailing notice of such early redemption by first class mail, postage prepaid, to such registered holder’s last address as it shall appear upon the registry books, (y) to the trustee by facsimile confirmed by mailing such notice to the trustee by first class mail, postage prepaid, at its New York office and (z) to the depositary by telephone or facsimile confirmed by mailing such notice to the depositary by first class mail, postage prepaid, and (ii) on or prior to the early redemption date, deliver the aggregate cash amount due with respect to the securities to the trustee for delivery to the depositary, as holder of the securities. Any notice that is mailed to a registered holder of the securities in the manner herein provided shall be conclusively presumed to have been duly given to such registered holder, whether or not such registered holder receives the notice. This notice shall be given by the issuer or, at the issuer’s request, by the trustee in the name and at the expense of the issuer, with any such request to be accompanied by a copy of the notice to be given.

The issuer shall, or shall cause the calculation agent to, (i) provide written notice to the trustee, on which notice the trustee may conclusively rely, and to the depositary of the amount of cash to be delivered as contingent monthly coupon, if any, with respect to each security on or prior to 10:30 a.m. (New York City time) on the business day preceding each coupon payment date, and (ii) deliver the aggregate cash amount due, if any, with respect to the contingent monthly coupon to the trustee for delivery to the depositary, as holder of the securities, on the applicable coupon payment date.

The issuer shall, or shall cause the calculation agent to, (i) provide written notice to the trustee,

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Morgan Stanley Finance LLC

Contingent Income Auto-Callable Securities due August 12, 2026, with 3-Month Initial Non-Call Period

All Payments on the Securities Based on the Worst Performing of the Common Stock of Amazon.com, Inc., the Common Stock of Microsoft Corporation and the United States Natural Gas Fund, LP

Principal at Risk Securities

on which notice the trustee may conclusively rely, and to the depositary of the amount of cash to be delivered with respect to each stated principal amount of the securities, on or prior to 10:30 a.m. (New York City time) on the business day preceding the maturity date, and (ii) deliver the aggregate cash amount due with respect to the securities to the trustee for delivery to the depositary, as holder of the securities, on the maturity date.

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Morgan Stanley Finance LLC

Contingent Income Auto-Callable Securities due August 12, 2026, with 3-Month Initial Non-Call Period

All Payments on the Securities Based on the Worst Performing of the Common Stock of Amazon.com, Inc., the Common Stock of Microsoft Corporation and the United States Natural Gas Fund, LP

Principal at Risk Securities

Additional Information About the Securities

Additional Information:
Listing:	The securities will not be listed on any securities exchange.
Minimum ticketing size:	$1,000 / 1 security
Tax considerations:

Prospective investors should note that the discussion under the section called “United States Federal Taxation” in the accompanying product supplement does not apply to the securities issued under this document and is superseded by the following discussion.

The following is a general discussion of the material U.S. federal income tax consequences and certain estate tax consequences of the ownership and disposition of the securities. This discussion applies only to investors in the securities who:

●purchase the securities in the original offering; and

●hold the securities as capital assets within the meaning of Section 1221 of the Internal Revenue Code of 1986, as amended (the “Code”).

This discussion does not describe all of the tax consequences that may be relevant to a holder in light of the holder’s particular circumstances or to holders subject to special rules, such as:

●certain financial institutions;

●insurance companies;

●dealers and certain traders in securities or commodities;

●investors holding the securities as part of a “straddle,” wash sale, conversion transaction, integrated transaction or constructive sale transaction;

●U.S. Holders (as defined below) whose functional currency is not the U.S. dollar;

●partnerships or other entities classified as partnerships for U.S. federal income tax purposes;

●regulated investment companies;

●real estate investment trusts; or

●tax-exempt entities, including “individual retirement accounts” or “Roth IRAs” as defined in Section 408 or 408A of the Code, respectively.

If an entity that is classified as a partnership for U.S. federal income tax purposes holds the securities, the U.S. federal income tax treatment of a partner will generally depend on the status of the partner and the activities of the partnership. If you are a partnership holding the securities or a partner in such a partnership, you should consult your tax adviser as to the particular U.S. federal tax consequences of holding and disposing of the securities to you.

As the law applicable to the U.S. federal income taxation of instruments such as the securities is technical and complex, the discussion below necessarily represents only a general summary. The effect of any applicable state, local or non-U.S. tax laws is not discussed, nor are any alternative minimum tax consequences or consequences resulting from the Medicare tax on investment income. Moreover, the discussion below does not address the consequences to taxpayers subject to special tax accounting rules under Section 451(b) of the Code.

This discussion is based on the Code, administrative pronouncements, judicial decisions and final, temporary and proposed Treasury regulations, all as of the date hereof, changes to any of which subsequent to the date hereof may affect the tax consequences described herein. Persons considering the purchase of the securities should consult their tax advisers with regard to the application of the U.S. federal income tax laws to their particular situations as well as any tax consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction.

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Morgan Stanley Finance LLC

Contingent Income Auto-Callable Securities due August 12, 2026, with 3-Month Initial Non-Call Period

All Payments on the Securities Based on the Worst Performing of the Common Stock of Amazon.com, Inc., the Common Stock of Microsoft Corporation and the United States Natural Gas Fund, LP

Principal at Risk Securities

General

Due to the absence of statutory, judicial or administrative authorities that directly address the treatment of the securities or instruments that are similar to the securities for U.S. federal income tax purposes, no assurance can be given that the IRS or a court will agree with the tax treatment described herein. We intend to treat a security for U.S. federal income tax purposes as a single financial contract that provides for a coupon that will be treated as gross income to you at the time received or accrued in accordance with your regular method of tax accounting. In the opinion of our counsel, Davis Polk & Wardwell LLP, this treatment of the securities is reasonable under current law; however, our counsel has advised us that it is unable to conclude affirmatively that this treatment is more likely than not to be upheld, and that alternative treatments are possible. Moreover, our counsel’s opinion is based on market conditions as of the date of this preliminary pricing supplement and is subject to confirmation on the pricing date.

You should consult your tax adviser regarding all aspects of the U.S. federal tax consequences of an investment in the securities (including possible alternative treatments of the securities). Unless otherwise stated, the following discussion is based on the treatment of each security as described in the previous paragraph.

Tax Consequences to U.S. Holders

This section applies to you only if you are a U.S. Holder. As used herein, the term “U.S. Holder” means a beneficial owner of a security that is, for U.S. federal income tax purposes:

●a citizen or individual resident of the United States;

●a corporation, or other entity taxable as a corporation, created or organized in or under the laws of the United States, any state thereof or the District of Columbia; or

●an estate or trust the income of which is subject to U.S. federal income taxation regardless of its source.

Tax Treatment of the Securities

Assuming the treatment of the securities as set forth above is respected, the following U.S. federal income tax consequences should result.

 Tax Basis. A U.S. Holder’s tax basis in the securities should equal the amount paid by the U.S. Holder to acquire the securities.

 Tax Treatment of Coupon Payments. Any coupon payment on the securities should be taxable as ordinary income to a U.S. Holder at the time received or accrued, in accordance with the U.S. Holder’s regular method of accounting for U.S. federal income tax purposes.

 Sale, Exchange or Settlement of the Securities. Upon a sale, exchange or settlement of the securities, a U.S. Holder should recognize gain or loss equal to the difference between the amount realized on the sale, exchange or settlement and the U.S. Holder’s tax basis in the securities sold, exchanged or settled. For this purpose, the amount realized does not include any coupon paid at settlement and may not include sale proceeds attributable to an accrued coupon, which may be treated as a coupon payment. Any such gain or loss recognized should be long-term capital gain or loss if the U.S. Holder has held the securities for more than one year at the time of the sale, exchange or settlement, and should be short-term capital gain or loss otherwise. The ordinary income treatment of the coupon payments, in conjunction with the capital loss treatment of any loss recognized upon the sale, exchange or settlement of the securities, could result in adverse tax consequences to holders of the securities because the deductibility of capital losses is subject to limitations.

Possible Alternative Tax Treatments of an Investment in the Securities

Due to the absence of authorities that directly address the proper tax treatment of the securities, no assurance can be given that the IRS will accept, or that a court will uphold, the treatment described above. In particular, the IRS could seek to analyze the U.S. federal

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Morgan Stanley Finance LLC

Contingent Income Auto-Callable Securities due August 12, 2026, with 3-Month Initial Non-Call Period

All Payments on the Securities Based on the Worst Performing of the Common Stock of Amazon.com, Inc., the Common Stock of Microsoft Corporation and the United States Natural Gas Fund, LP

Principal at Risk Securities

income tax consequences of owning the securities under Treasury regulations governing contingent payment debt instruments (the “Contingent Debt Regulations”). If the IRS were successful in asserting that the Contingent Debt Regulations applied to the securities, the timing and character of income thereon would be significantly affected. Among other things, a U.S. Holder would be required to accrue into income original issue discount on the securities every year at a “comparable yield” determined at the time of their issuance, adjusted upward or downward to reflect the difference, if any, between the actual and the projected amount of any contingent payments on the securities. Furthermore, any gain realized by a U.S. Holder at maturity or upon a sale, exchange or other disposition of the securities would be treated as ordinary income, and any loss realized would be treated as ordinary loss to the extent of the U.S. Holder’s prior accruals of original issue discount and as capital loss thereafter. The risk that financial instruments providing for buffers, triggers or similar downside protection features, such as the securities, would be recharacterized as debt is greater than the risk of recharacterization for comparable financial instruments that do not have such features.

Other alternative federal income tax treatments of the securities are possible, which, if applied, could significantly affect the timing and character of the income or loss with respect to the securities. In 2007, the U.S. Treasury Department and the IRS released a notice requesting comments on the U.S. federal income tax treatment of “prepaid forward contracts” and similar instruments. The notice focuses on whether to require holders of “prepaid forward contracts” and similar instruments to accrue income over the term of their investment. It also asks for comments on a number of related topics, including the character of income or loss with respect to these instruments; whether short-term instruments should be subject to any such accrual regime; the relevance of factors such as the exchange–traded status of the instruments and the nature of the underlying property to which the instruments are linked; whether these instruments are or should be subject to the “constructive ownership” rule, which very generally can operate to recharacterize certain long-term capital gain as ordinary income and impose an interest charge; and appropriate transition rules and effective dates. While it is not clear whether instruments such as the securities would be viewed as similar to the prepaid forward contracts described in the notice, any Treasury regulations or other guidance promulgated after consideration of these issues could materially and adversely affect the tax consequences of an investment in the securities, possibly with retroactive effect. U.S. Holders should consult their tax advisers regarding the U.S. federal income tax consequences of an investment in the securities, including possible alternative treatments and the issues presented by this notice.

Backup Withholding and Information Reporting

Backup withholding may apply in respect of payments on the securities and the payment of proceeds from a sale, exchange or other disposition of the securities, unless a U.S. Holder provides proof of an applicable exemption or a correct taxpayer identification number and otherwise complies with applicable requirements of the backup withholding rules. The amounts withheld under the backup withholding rules are not an additional tax and may be refunded, or credited against the U.S. Holder’s U.S. federal income tax liability, provided that the required information is timely furnished to the IRS. In addition, information returns will be filed with the IRS in connection with payments on the securities and the payment of proceeds from a sale, exchange or other disposition of the securities, unless the U.S. Holder provides proof of an applicable exemption from the information reporting rules.

Tax Consequences to Non-U.S. Holders

This section applies to you only if you are a Non-U.S. Holder. As used herein, the term “Non-U.S. Holder” means a beneficial owner of a security that is for U.S. federal income tax purposes:

●an individual who is classified as a nonresident alien;

●a foreign corporation; or

●a foreign estate or trust.

The term “Non-U.S. Holder” does not include any of the following holders:

●a holder who is an individual present in the United States for 183 days or more in the taxable year of disposition and who is not otherwise a resident of the

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Morgan Stanley Finance LLC

Contingent Income Auto-Callable Securities due August 12, 2026, with 3-Month Initial Non-Call Period

All Payments on the Securities Based on the Worst Performing of the Common Stock of Amazon.com, Inc., the Common Stock of Microsoft Corporation and the United States Natural Gas Fund, LP

Principal at Risk Securities

United States for U.S. federal income tax purposes;

●certain former citizens or residents of the United States; or

●a holder for whom income or gain in respect of the securities is effectively connected with the conduct of a trade or business in the United States.

Such holders should consult their tax advisers regarding the U.S. federal income tax consequences of an investment in the securities.

Although significant aspects of the tax treatment of each security are uncertain, we intend to withhold on any coupon paid to a Non-U.S. Holder generally at a rate of 30% or at a reduced rate specified by an applicable income tax treaty under an “other income” or similar provision. We will not be required to pay any additional amounts with respect to amounts withheld. In order to claim an exemption from, or a reduction in, the 30% withholding tax, a Non-U.S. Holder of the securities must comply with certification requirements to establish that it is not a U.S. person and is eligible for such an exemption or reduction under an applicable tax treaty. If you are a Non-U.S. Holder, you should consult your tax adviser regarding the tax treatment of the securities, including the possibility of obtaining a refund of any withholding tax and the certification requirement described above.

Section 871(m) Withholding Tax on Dividend Equivalents

Section 871(m) of the Code and Treasury regulations promulgated thereunder (“Section 871(m)”) generally impose a 30% (or a lower applicable treaty rate) withholding tax on dividend equivalents paid or deemed paid to Non-U.S. Holders with respect to certain financial instruments linked to U.S. equities or indices that include U.S. equities (each, an “Underlying Security”). Subject to certain exceptions, Section 871(m) generally applies to securities that substantially replicate the economic performance of one or more Underlying Securities, as determined based on tests set forth in the applicable Treasury regulations (a “Specified Security”). However, pursuant to an IRS notice, Section 871(m) will not apply to securities issued before January 1, 2025 that do not have a delta of one with respect to any Underlying Security. Based on the terms of the securities and current market conditions, we expect that the securities will not have a delta of one with respect to any Underlying Security on the pricing date. However, we will provide an updated determination in the pricing supplement. Assuming that the securities do not have a delta of one with respect to any Underlying Security, our counsel is of the opinion that the securities should not be Specified Securities and, therefore, should not be subject to Section 871(m).

Our determination is not binding on the IRS, and the IRS may disagree with this determination. Section 871(m) is complex and its application may depend on your particular circumstances, including whether you enter into other transactions with respect to an Underlying Security. If Section 871(m) withholding is required, we will not be required to pay any additional amounts with respect to the amounts so withheld. You should consult your tax adviser regarding the potential application of Section 871(m) to the securities.

U.S. Federal Estate Tax

Individual Non-U.S. Holders and entities the property of which is potentially includible in such an individual’s gross estate for U.S. federal estate tax purposes (for example, a trust funded by such an individual and with respect to which the individual has retained certain interests or powers) should note that, absent an applicable treaty exemption, the securities may be treated as U.S.-situs property subject to U.S. federal estate tax. Prospective investors that are non-U.S. individuals, or are entities of the type described above, should consult their tax advisers regarding the U.S. federal estate tax consequences of an investment in the securities.

Backup Withholding and Information Reporting

Information returns will be filed with the IRS in connection with any coupon payment and may be filed with the IRS in connection with the payment at maturity on the securities and the payment of proceeds from a sale, exchange or other disposition. A Non-U.S. Holder may be subject to backup withholding in respect of amounts paid to the Non-U.S. Holder, unless such Non-U.S. Holder complies with certification procedures to establish that it is not a U.S. person for U.S. federal income tax purposes or otherwise establishes an exemption. The amount of

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Morgan Stanley Finance LLC

Contingent Income Auto-Callable Securities due August 12, 2026, with 3-Month Initial Non-Call Period

All Payments on the Securities Based on the Worst Performing of the Common Stock of Amazon.com, Inc., the Common Stock of Microsoft Corporation and the United States Natural Gas Fund, LP

Principal at Risk Securities

any backup withholding from a payment to a Non-U.S. Holder will be allowed as a credit against the Non-U.S. Holder’s U.S. federal income tax liability and may entitle the Non-U.S. Holder to a refund, provided that the required information is timely furnished to the IRS.

FATCA

Legislation commonly referred to as “FATCA” generally imposes a withholding tax of 30% on payments to certain non-U.S. entities (including financial intermediaries) with respect to certain financial instruments, unless various U.S. information reporting and due diligence requirements have been satisfied. An intergovernmental agreement between the United States and the non-U.S. entity’s jurisdiction may modify these requirements. FATCA generally applies to certain financial instruments that are treated as paying U.S.-source interest or other U.S.-source “fixed or determinable annual or periodical” income (“FDAP income”). Withholding (if applicable) applies to payments of U.S.-source FDAP income and to payments of gross proceeds of the disposition (including upon retirement) of certain financial instruments treated as providing for U.S.-source interest or dividends. Under proposed regulations (the preamble to which specifies that taxpayers are permitted to rely on them pending finalization), no withholding will apply on payments of gross proceeds (other than amounts treated as FDAP income). While the treatment of the securities is unclear, you should assume that any coupon payment with respect to the securities will be subject to the FATCA rules. If withholding applies to the securities, we will not be required to pay any additional amounts with respect to amounts withheld. Both U.S. and Non-U.S. Holders should consult their tax advisers regarding the potential application of FATCA to the securities.

The discussion in the preceding paragraphs, insofar as it purports to describe provisions of U.S. federal income tax laws or legal conclusions with respect thereto, constitutes the full opinion of Davis Polk & Wardwell LLP regarding the material U.S. federal tax consequences of an investment in the securities.

Use of proceeds and hedging:

The proceeds from the sale of the securities will be used by us for general corporate purposes. We will receive, in aggregate, $1,000 per security issued, because, when we enter into hedging transactions in order to meet our obligations under the securities, our hedging counterparty will reimburse the cost of the agent’s commissions. The costs of the securities borne by you and described beginning on page 4 above comprise the agent’s commissions and the cost of issuing, structuring and hedging the securities.

On or prior to the pricing date, we expect to hedge our anticipated exposure in connection with the securities by entering into hedging transactions with our affiliates and/or third-party dealers. We expect our hedging counterparties to take positions in the underlyings, in futures and/or options contracts on the underlyings, or positions in any other available securities or instruments that they may wish to use in connection with such hedging. Such purchase activity could potentially increase the initial price of an underlying, and, therefore, could increase (i) the value at or above which such underlying must close on the redemption determination dates so that the securities are redeemed prior to maturity for the early redemption payment (depending also on the performance of the other underlyings), (ii) the coupon threshold level for such underlying, which is the value at or above which such underlying must close on the observation dates so that you receive a contingent monthly coupon on the securities (depending also on the performance of the other underlyings) for such underlying, and (iii) the downside threshold level for such underlying, which is the value at or above which such underlying must close on the final observation date, so that you are not exposed to the negative performance of the worst performing underlying at maturity (depending also on the performance of the other underlyings). These entities may be unwinding or adjusting hedge positions during the term of the securities, and the hedging strategy may involve greater and more frequent dynamic adjustments to the hedge as the final observation date approaches. Additionally, our hedging activities, as well as our other trading activities, during the term of the securities could potentially affect the value of any underlying on the redemption determination dates and other observation dates, and, accordingly, whether we redeem the securities prior to maturity, whether we pay a contingent monthly coupon on the securities and the amount of cash you will receive at maturity, if any (depending also on the performance of the other underlyings). For further information on our use of proceeds and hedging, see “Use of Proceeds and Hedging” in the accompanying product supplement.

Additional considerations:	Client accounts over which Morgan Stanley, Morgan Stanley Wealth Management or any of

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Morgan Stanley Finance LLC

Contingent Income Auto-Callable Securities due August 12, 2026, with 3-Month Initial Non-Call Period

All Payments on the Securities Based on the Worst Performing of the Common Stock of Amazon.com, Inc., the Common Stock of Microsoft Corporation and the United States Natural Gas Fund, LP

Principal at Risk Securities

their respective subsidiaries have investment discretion are not permitted to purchase the securities, either directly or indirectly.
Supplemental information regarding plan of distribution; conflicts of interest:

MS & Co. expects to sell all of the securities that it purchases from us to an unaffiliated dealer at a price of $ per security, for further sale to certain fee-based advisory accounts at the price to public of $1,000 per security. MS & Co. will not receive a sales commission with respect to the securities.

MS & Co. is an affiliate of MSFL and a wholly owned subsidiary of Morgan Stanley, and it and other affiliates of ours expect to make a profit by selling, structuring and, when applicable, hedging the securities. When MS & Co. prices this offering of securities, it will determine the economic terms of the securities, including the contingent monthly coupon rate, such that for each security the estimated value on the pricing date will be no lower than the minimum level described in “Investment Summary” beginning on page 3.

MS & Co. will conduct this offering in compliance with the requirements of FINRA Rule 5121 of the Financial Industry Regulatory Authority, Inc., which is commonly referred to as FINRA, regarding a FINRA member firm’s distribution of the securities of an affiliate and related conflicts of interest. MS & Co. or any of our other affiliates may not make sales in this offering to any discretionary account. See “Plan of Distribution (Conflicts of Interest)” and “Use of Proceeds and Hedging” in the accompanying product supplement for auto-callable securities.

Where you can find more information:

MSFL and Morgan Stanley have filed a registration statement (including a prospectus, as supplemented by the product supplement for auto-callable securities) with the Securities and Exchange Commission, or SEC, for the offering to which this communication relates. You should read the prospectus in that registration statement, the product supplement for auto-callable securities and any other documents relating to this offering that MSFL and Morgan Stanley have filed with the SEC for more complete information about MSFL, Morgan Stanley and this offering. You may get these documents without cost by visiting EDGAR on the SEC web site at.www.sec.gov. Alternatively, MSFL, Morgan Stanley, any underwriter or any dealer participating in the offering will arrange to send you the prospectus and the product supplement for auto-callable securities if you so request by calling toll-free 1-(800)-584-6837.

You may access these documents on the SEC web site at.www.sec.gov as follows:

Product Supplement for Auto-Callable Securities dated November 16, 2020

Prospectus dated November 16, 2020

Terms used but not defined in this document are defined in the product supplement for auto-callable securities or in the prospectus.

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